                                   I N  D  E  X

ARTICLE I - DEFINITIONS                                             PAGE

                   1.01  "Account" ----------------------------------  1
                   1.02  "Additional Employer Contributions ---------  1
                   1.03  "Affiliated Employer" ----------------------  2
                   1.04  "Age" --------------------------------------  2
                   1.05  "Allocation Date ---------------------------  2
                   1.06  "Anniversary Date" -------------------------  2
                   1.07  "Annual Addition" --------------------------  2
                   1.08  "Annual Computation Period" ----------------  3
                   1.09  "Beneficiary" ------------------------------  3
                   1.10  "Board of Directors" -----------------------  3
                   1.11  "Break in Service --------------------------  3
                   1.12  "Code" -------------------------------------  3
                   1.13  "Committee" --------------------------------  3
                   1.14  "Company Stock" ----------------------------  3
                   1.15  "Compensation" -----------------------------  3
                   1.16  "Date of Employment" -----------------------  4
                   1.17  "Death Benefit" ----------------------------  5
                   1.18  "Domestic Relations Order" -----------------  5
                   1.19  "Effective Date" ---------------------------  6
                   1.20  "Eligibility Date" -------------------------  6
                   1.21  "Employee" ---------------------------------  6
                   1.22  "Employer" ---------------------------------  6
                   1.23  "ERISA" ------------------------------------  6
                   1.24  "Hour of Service" --------------------------  7
                   1.25  "Insurance Policy" -------------------------  8
                   1.26  "Investment Fund" --------------------------  9
                   1.27  "Investment Manager" -----------------------  9
                   1.28  "Named Fiduciary" --------------------------  9
                   1.29  "Normal Retirement Age" --------------------  9
                   1.30  "Participant -------------------------------  9
                   1.31  "Plan" -------------------------------------  9
                   1.32  "Plan Administrator" -----------------------  9
                   1.33  "Plan Year" --------------------------------  9
                   1.34  "Regulation" ------------------------------  10
                   1.35  "Section 415 Compensation -----------------  10
                   1.36  "Trust" -----------------------------------  11
                   1.37  "Trustees" --------------------------------  11
                   1.38  "Valuation Date" --------------------------  11
                   1.39  "Year of Service" -------------------------  12

ARTICLE  II  -  CREATION AND PURPOSE OF PLAN

           2.01  Creation  ---------------------------------  13
           2.02  Purpose  ----------------------------------  13
           2.03  Exclusive Benefit of Employees  -----------  13
           2.04  Discretionary Powers of Trustees and
                  Plan Administrator  ----------------------  14


ARTICLE  III  -  ELIGIBILITY FOR PARTICIPATION

           3.01  Conditions of Eligibility -----------------  15
           3.02  Certification by Plan Administrator
                  of Employee Status -----------------------  16
           3.03  Effect of Termination of Eligibility ------  17
           3.04  Omission of Eligible Employee -------------  17
           3.05  Inclusion of Ineligible Employee ----------  18


ARTICLE IV - CONTRIBUTIONS BY EMPLOYER

           4.01  Determination of Amount  ------------------  19
           4.02  Time Making for Contributions -------------  19
           4.03  Plan Expenses  ----------------------------  19
           4.04  Future Employer Liability -----------------  20
           4.05  Contributions Not Recoverable -------------  20


ARTICLE V - ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

           5.01  Allocation of Employer Contributions
                  and Forfeitures ---------------------------  21
           5.02  Allocation of Fair Market Value
                  and Trust Earnings ------------------------  22
           5.03  Allocation at Termination ------------------  22
           5.04  Allocation and Valuation Dates;
                  Current Account Balance -------------------  23
           5.05  Limitation on Allocation and
                  Suspense Account  -------------------------  23
           5.06  Notice to Participant of Account -
                  Time Within Which objections Must
                  be Filed  ---------------------------------  29

ARTICLE VI - RETIREMENT BENEFITS

           6.01  Retirement Benefits ------------------------  31
           6.02  Deferred Normal Retirement Benefit  --------  31
           6.03  Mandatory Distributions  -------------------  31
           6.04  Distribution of Benefits  ------------------  35

ARTICLE VII - DEATH BENEFITS

           7.01 Distribution of Account ---------------------  37
           7.02 Death Benefits from Policies ----------------  37
           7.03 Proof of Death ------------------------------  37
           7.04 Death Benefit for Spouses -------------------  38
           7.05 Amount of Death Benefit Without
                 Full Insurance  ----------------------------  39


ARTICLE VIII - DISABILITY BENEFITS

           8.01  Eligibility for Disability Benefits ---------  40
           8.02  Amount of Disability Benefits ---------------  40
           8.03  Recover from Disability ---------------------  41


ARTICLE IX - TERMINATION OF EMPLOYMENT

           9.01  Limitation on Benefits Upon Termination -----  42
           9.02  Vested Interest in Portion Applicable
                  to Employer's Contribution -----------------  42
           9.03  Authorized Absence --------------------------  42
           9.04  Distribution of Account ---------------------  43
           9.05  Disposition of Insurance Policies  ----------  44
           9.06  Date of Payment of Benefits  ----------------  45


ARTICLE X - REHIRING TERMINATED PARTICIPANT

          10.01  Effect of Rehiring --------------------------  46
          10.02  Date of Participation  ----------------------  46
          10.03  Effect of Break in Service on
                  Credited Service ---------------------------  46
          10.04  Restoration of Participant's Account  -------  47

ARTICLE XI - INVESTMENT AND VALUATION

          11.01  Investment Fund -----------------------------  49
          11.02  Insurance Policies --------------------------  50
          11.03  Participants' Contributions -----------------  51
          11.04  Investment Election -------------------------  51


ARTICLE XII - EMPLOYEE AND MATCHING CONTRIBUTIONS

          12.01  Amount --------------------------------------  53
          12.02  Maximum Contribution Percentage -------------  54
          12.03  Transfers from Other Qualified Plans --------  60


ARTICLE XIII - ALIENATION

          13.01  Exclusive Benefit ---------------------------  63
          13.02  Domestic Relations Order  -------------------  63


ARTICLE XIV - AMENDMENT AND TERMINATION

          14.01  Amendment -----------------------------------  65
          14.02  Effect of Merger, Consolidation or
                  Transfer of Assets -------------------------  66
          14.03  Termination of the Plan ---------------------  66
          14.04  Distribution Upon Termination ---------------  67
          14.05  Contingency - Qualification by IRS ----------  67
          14.06  Restrictive Amendment -----------------------  69


ARTICLE XV - PROTECTION OF THIRD PARTIES ---------------------  70

ARTICLE XVI - NAMED FIDUCIARIES AND ALLOCATION OF
               RESPONSIBILITIES

          16.01  Named Fiduciaries ---------------------------  71
          16.02  Allocation of Responsibilities
                  Among Named Fiduciaries --------------------  72
          16.03  No Joint Fiduciary Responsibilities ---------  73
          16.04  Advisor to Named Fiduciary ------------------  74

ARTICLE XVII - ADMINISTRATION OF PLAN

          17.01  Appointment of Committee --------------------  75
          17.02  Members of Committee ------------------------  75
          17.03  Size of Committee ---------------------------  75
          17.04  Resignation of Committee Members -
                  Reliance by Trustees -----------------------  75
          17.05  Powers and Duties of Committee  -------------  76
          17.06  Books and Records ---------------------------  76
          17.07  Indemnification for Liability  --------------  77
          17.08  Annual Valuations ---------------------------  77


ARTICLE XVIII - PARTICIPANTS' PROCEDURE FOR CLAIMS

          18.01  Claims Procedure ----------------------------  78
          18.02  Claims Review Procedure ---------------------  78


ARTICLE XIX - TOP-HEAVY PROVISIONS

          19.01  General  ------------------------------------  80
          19.02  Definitions; Special Rules  -----------------  80
          19.03  Minimum Benefits ----------------------------  88
          19.04  Compensation Limitation ---------------------  89
          19.05  Vesting Requirements ------------------------  90
          19.06  Aggregate Limit on Benefits and
                  Contributions for Key Employees ------------  91


ARTICLE XX - INTENTIONALLY OMITTED ---------------------------  93


ARTICLE XXI - QUALIFIED CASH OR DEFERRED ARRANGEMENT

          21.01  General -------------------------------------  94
          21.02  Definitions ---------------------------------  94
          21.03  Operation of the Arrangement ---------------- 101
          21.04  Nonforfeiture ------------------------------- 102
          21.05  Distribution -------------------------------- 103
          21.06  Limitations --------------------------------- 106
          21.07  Effective Date ------------------------------ 111

ARTICLE XXII - MISCELLANEOUS

          22.01  Investment Manager -------------------------- 112
          22.02  Participants' Rights ------------------------ 112
          22.03  Gender and Number --------------------------- 113
          22.04  Beneficiary Disability ---------------------- 113
          22.05  Legal Actions ------------------------------- 113
          22.06  Construction of Plan ------------------------ 114

                          RESOURCE AMERICA, INC.
                         INVESTMENT SAVINGS PLAN

     This AMENDED AND RESTATED INVESTMENT SAVINGS PLAN is hereby adopted on the 12th day of September 1991, by RESOURCE AMERICA, INC. in conjunction with that certain Trust Agreement between the employer and FRANCIS BAGNELL, as Trustee, executed of even date herewith.

                                Article I

                               DEFINITIONS

     As used in this Plan and in the Trust Agreement:

     1.01 "ACCOUNT" means the combined individual account of each Participant in the Plan, which shall consist of (i) his allocated share of Additional Employer Contributions, forfeitures and earnings of the Fund; (ii) Matching Contributions made pursuant to Section 12.01, forfeitures and Fund Earnings thereon; (iii) transfers from other plans (including rollovers) pursuant to
Section 12.03 and the Fund earnings thereon; and (iv) any contributions made pursuant to Article XXI and the Fund earnings thereon. The amounts referred to in clauses (i), (ii), (iii) and (iv) shall be accounted for in separate subaccounts which shall be referred to, respectively as the "REGULAR ACCOUNT", "MATCHING CONTRIBUTION ACCOUNT", "ROLLOVER ACCOUNT" and
"ARRANGEMENT ACCOUNT".

     1.02 "ADDITIONAL EMPLOYER CONTRIBUTIONS" means discretionary Employer contributions made pursuant to Section 4.01.

     1.03 "AFFILIATED EMPLOYER" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

     1.04  "AGE" means an Employee's actual age.

     1.05 "ALLOCATION DATE" means the last day of each quarter during the Plan Year, except the Allocation Date for Additional Company Contributions and all forfeitures shall be the last day of the Plan Year.

     1.06 "ANNIVERSARY DATE" means February lst in each year subsequent to the Effective Date of the Plan.

     1.07 "ANNUAL ADDITION" means, for Plan Year beginning after December 31, 1986, the sum of the following items for any Plan Year:

          (1) aggregate Employer contributions on behalf of a Participant to this Plan and any other defined contribution plan;

          (2) forfeitures reallocated to such Participant's Regular Account in this Plan and to his account in any other defined contribution plan;

          (3) the amount contributed by such Participant to this Plan and any other defined contribution plan.

     1.08 "ANNUAL COMPUTATION PERIOD" means the twelve consecutive month period commencing with the Employee's Date of Employment and each anniversary thereof.

     1.09 "BENEFICIARY" means the person designated by a Participant, on such forms as may be provided by the Committee, to receive the Death Benefit. In the absence of designation, "Beneficiary" means the Participant's surviving spouse, or if none, then his issue who survive him, per stirpes, and if there is no such issue, then the personal representative of his estate.

     1.10 "BOARD OF DIRECTORS" means the present and any succeeding Board of Directors of the Employer.

     1.11 "BREAK IN SERVICE" means the failure of a Participant to complete at least 500 Hours of Service during a Plan Year.

     1.12  "CODE" means the Internal Revenue Code of 1986, as amended.

     1.13 "COMMITTEE" means the Retirement Plan Committee appointed by the Board of Directors to administer the Plan pursuant to Article XVII hereof.

     1.14  "COMPANY STOCK" means the common stock of the Employer.

     1.15 "COMPENSATION" means the Section 415 Compensation paid to the Participant during the Plan Year, subject to the modifications contained in this Section.

           Compensation shall include any amount which is contributed by the Employee pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.
           Compensation in excess of $200,000 (or such higher amount as may be prescribed by the Secretary of the Treasury) shall not be taken into account. In applying the $200,000 limitation to an Employee who is either a 5% owner (as defined in Sections 19.02(c)(3) & (d)(2)) or one of the ten highly compensated Employees paid the greatest Section 415 Compensation during the Plan Year, his Compensation shall include the Compensation of his spouse and lineal descendants who have not attained age 19 before the close of the Plan Year.

     1.16 "DATE OF EMPLOYMENT" means the first date on which an Employee completes an Hour of Service. In the case of an Employee who incurs a Break in Service as a result of which prior Years of Service are not counted for vesting purposes (as provided in Section 10.03 thereof), if the Employee resumes work for the Employer his Date of Employment shall be the first date after such Break in Service on which he completes an Hour of Service. If an Employee incurs a Break in Service but is entitled to vesting credit for his prior Years of Service pursuant to Section 10.03 hereof, then upon his completion of an Hour of Service for the Employer subsequent to such Break in Service, his "Date of Employment" shall revert back to the initial Date of Employment.

     1.17 "DEATH BENEFIT" means the amount payable under this Plan by reason of the death of a Participant.

     1.18 "DOMESTIC RELATIONS ORDER" means any judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations or community property law, which relates to the provision of child support, alimony payments or property rights to an Alternate Payee; "QUALIFIED DOMESTIC RELATIONS ORDER" means a Domestic Relations Order which:
          (a) assigns to, creates or recognizes the existence of an Alternate Payee's right to receive all or a portion of the benefits payable to a Participant hereunder;
          (b) specifies (1) the name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee,
(2) the amount or percentage of the Participant's benefits to be paid to each Alternate Payee, or the manner in which such amount is to be determined,
(3) the number of payments or the period to which the order applies and (4) the plans to which the order applies; and
          (c) does not require (1) any form or type of benefit or any other option not available under this Plan, (2) the Plan to provide benefits greater in value than the Actuarial Equivalent of the benefits otherwise provided hereunder and (3) any payment which would be in conflict with a payment required to be made to another Alternate Payee under the terms of a prior Qualified Domestic Relations Order; and

"ALTERNATE PAYEE" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits under the Plan.

     1.19 "EFFECTIVE DATE" means May 1, 1986; and "EFFECTIVE DATE OF THIS AMENDED AND RESTATED PLAN" means February 1, 1989, except where otherwise stated.

     1.20 "ELIGIBILITY DATE" means the date on which an Employee first meets the requirements to participate in the Plan.

     1.21 "EMPLOYEE" means any person who is employed by the Employer or Affiliated Employer, and any person considered an Employee within the meaning of Section 414(n) of the Code.

     1.22  "EMPLOYER" means:
           (a) Resource America, Inc.
           (b) Any other affiliated or subsidiary company which is designated as an "Employer" by the Board of Directors and which has elected to be included in this Plan and which qualifies the Plan with the Internal Revenue Service with respect to its own Employees.
           (c)  Any successor of the Employer which adopts this Plan.

     1.23 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.24  "HOUR OF SERVICE" means:
           (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer during the applicable computation period.
           (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that not more than 501 Hours of Service are to be credited under this paragraph (b) to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of paid Employees or are on behalf of a group of employees in the aggregate.
           (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service shall not be credited under paragraph (a) or paragraph (b), as the case may be, and under this paragraph
(c).
           (d) Each hour an Employee normally would have been credited (if normal hours cannot be credited, then eight hours for each day) which the Employee is absent from work due to (1) the Participant's pregnancy, (2) the birth of the Participant's child, (3) the placement with, or adoption by, the Participant of a child or (4) child care for a period beginning immediately after such birth, placement or adoption. Not more than 501 Hours of Service shall be credited to a Participant in any Annual Computation Period due to absence for one or more of the reasons specified in this subparagraph, and Service shall only be credited for such purposes in the Annual Computation Period in which such absence begins, only if necessary to prevent a Break in Service, otherwise such hours shall be credited in the immediately succeeding Annual Computation Period.
           (e) Hours of Service will also be credited for employment with an Affiliated Employer.
           (f) Hours of Service shall be computed and credited in accordance with paragraphs (b), (c) and (f) of Section 2530.200(b)-2 under the Department of Labor Regulations.

     1.25 "INSURANCE POLICY" means the life insurance contract issued by a legal reserve life insurance company; "INSURER" means any legal reserve life insurance company selected by the Committee to provide benefits hereunder; and "NET CASH VALUE" means the cash value of an Insurance Policy less any indebtedness on the policy owed to the Insurer.

     1.26 "INVESTMENT FUND" or "FUND" means the fund established by the Employer in accordance with this Plan to provide the benefits for the Participants.

     1.27 "INVESTMENT MANAGER" means the individual or company authorized to manage the Investment Fund in accordance with Section 22.01 which, unless otherwise provided by the Board of Directors, shall be the Employer.
     1.28 "NAMED FIDUCIARY" means any person so designated in Article XVI hereof, as required by Section 402 of ERISA.

     1.29 "NORMAL RETIREMENT AGE" means the Age at which a Participant's right to receive retirement benefits under the Plan shall become non-forfeitable notwithstanding any vesting schedule contained in the Plan, which Age shall be 65; and "NORMAL RETIREMENT DATE" means the first day of the next calendar month after a Participant reaches his Normal Retirement Age, at which time he shall be entitled to commence receiving benefits in accordance with Section 6.04 of the Plan.

     1.30 "PARTICIPANT" means an Employee who has satisfied the eligibility requirements to participate in the benefits of the Plan, as provided in Article III.

     1.31 "PLAN" means this investment savings plan, which shall be known as the Resource America, Inc. Investment Savings Plan.

     1.32 "PLAN ADMINISTRATOR" means the persons designated as the Committee, if any; otherwise, the Employer.

     1.33 "PLAN YEAR" means a period of twelve (12) months ending on January 31st. The Plan Year shall also be the limitation year for purposes of Section 415 of the Code and the limitation in
Section 5.05 hereof.

     1.34 "REGULATION" means the Income Tax Regulations promulgated by the Secretary of the Treasury or his delegate, as amended from time to time.

     1.35 "SECTION 415 COMPENSATION" means a Participant's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment (including but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses).
           Section 415 Compensation shall not include:
           (i) Contributions made by the employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension described in Section 408(k) of the Code are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Section 219(b)(2) of the Code. Additionally, any distributions from a plan of deferred compensation are not considered as compensation hereunder, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation hereunder in the year such amounts are includable in the gross income of the Employee.
           (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.
           (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.
           (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

     1.36 "TRUST" means the Trust established in accordance with the terms of this Plan, which shall consist of all assets including the Investment Fund, together with the Participants' rollover, mandatory and voluntary contributions, if any.

     1.37 "TRUSTEES" means Francis Bagnell or any successor trustee or trustees as may be designated from time to time by the Board of Directors.

     1.38 "VALUATION DATE" means the last business day of each semi-annual period with the Plan Year.

     1.39 "YEAR OF SERVICE" means an Annual Computation Period during which an Employee is credited with at least 1,000 Hours of Service.

                                  Article II

                         CREATION AND PURPOSE OF PLAN

     2.01  CREATION
           The Employer hereby voluntarily creates this Plan.

     2.02  PURPOSE
           The purpose of the Plan is to recognize the contribution of the Employees to the successful operation of the Employer and to reward Employees who become Participants with the following benefits:
           (a) Retirement benefits for Participants in the Employer's employ at the attainment of their retirement ages.
           (b) Death benefits for the Beneficiaries of Participants who die before retirement while employed by the Employer, to the extent provided in
Article VII.
           (c) Severance benefits for Participants whose employment is terminated before they attain retirement age, to the extent provided in Article IX.
           (d) Disability benefits for Participants who become disabled while employed by the Employer, to the extent provided in Article VIII.

     2.03  EXCLUSIVE BENEFIT OF EMPLOYEES
           The Plan has been established by the Employer for the exclusive benefit of its Employees and their Beneficiaries. Under no circumstances shall the Employer have any right, title or interest in and to the Fund held or acquired under this Plan by the Trustees nor shall the Fund revert to the Employer or inure to its benefit in any way except as provided in Section 14.05. Participants shall have vested rights only as specifically provided in this Plan. This Plan is strictly voluntary on the part of the Employer and shall not be construed to give any Employee, or any other person, any legal or equitable rights against the Employer, the Trust, or the Trustees, except as specifically granted in this Plan and in the Trust, nor shall it be construed to give any Employee the right to remain in the employ of the Employer.

     2.04  DISCRETIONARY POWERS OF TRUSTEES AND PLAN ADMINISTRATOR
           Whenever discretionary powers are granted in this Plan or in the Trust, to the Trustees, the Plan Administrator or any other person, such powers are to be exercised and interpreted in a nondiscriminatory manner so that all Employees, Participants and Beneficiaries shall be treated alike under similar circumstances.

                                    Article III

                          ELIGIBILITY FOR PARTICIPATION

     3.01  CONDITIONS IF ELIGIBILITY
           (a) All Employees who are Age 21 and have completed one Year of Service on the Effective Date shall become Participants as of such date. Each Employee who subsequently meets such requirements shall become a Participant as of the entry date immediately following the date on which the Employee satisfied such requirements, provided that an Employee shall only participate in the cash or deferred arrangement described in Article XXI if he so elects in the manner prescribed by the Plan Administrator. The entry dates of the Plan shall be each April 30, July 31, October 31 and January 31.
           (b) Notwithstanding the foregoing, only Employees who are not covered under a collective bargaining agreement provided that retirement benefits have been the subject of good faith negotiations and are employed by the Employer shall be eligible to participate in the Plan.
           (c) In the event an Employee who has satisfied the Plan's eligibility requirements described in subsection (a) and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an eligible Employee, such Employee shall become a Participant immediately upon his becoming an eligible Employee.
               In the event an Employee who has satisfied the Plan's eligibility requirements shall go from a classification of an eligible employee to a noneligible Employee and becomes ineligible to participate, such Employee shall participate in the Plan immediately upon returning to an eligible class of Employees.
           (d) A Participant who is reemployed after terminating employment shall participate as of his reemployment commencement date instead of as of the otherwise applicable entry date.

     3.02  CERTIFICATION BY PLAN ADMINISTRATOR OF EMPLOYEE STATUS
           The Plan Administrator shall determine the eligibility of an Employee in accordance with this Plan. At the time of payment of its initial contribution on behalf of a Participant, the Employer shall certify to the Plan Administrator in writing the following information, and thereafter within thirty (30) days after the last day of each year the Employer shall certify to the Plan Administrator all of the following information pertinent to each Employee with respect to whom any such information shall not theretofore have been so certified:
           (a) The name, address and Social Security number of each Employee who has a Year of Service as provided in this Plan;
           (b) The date on which each Employee became an Employee of the Employer;
           (c) The date on which each Employee on leave of absence, suspension, or temporary layoff began such leave of absence, suspension, or temporary layoff, together with the cause therefor, and a statement as to whether such leave of absence was with or without pay;

           (d) The amount of compensation paid by the Employer during the year to each Employee and to all Employees;
           (e) The Age of each Employee as shown on the records of the Employer, provided that whenever any Employee proves to the satisfaction of the Employer that his Age so certified is incorrect, the Employer may correct such certification; and
           (f) Such other information as may be requested by the Plan Administrator in order to enable the Plan Administrator to perform its duties in accordance with the Plan.

     3.03  EFFECT OF TERMINATION OF ELIGIBILITY
           In the event a Participant shall go from a classification of an eligible Employee to an ineligible Employee, such former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Regular Account and Matching Contribution Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Fund.

     3.04  OMISSION OF ELIGIBLE EMPLOYEE
           If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution, subject to Section 5.05, so that the omitted Employee receives an amount which the said Employee would have received had he not been omitted.

     3.05  INCLUSION OF INELIGIBLE EMPLOYEE
           If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

                                     Article IV

                             CONTRIBUTIONS BY EMPLOYER

     4.01  DETERMINATION OF AMOUNT
           The Additional Employer Contribution to the Trust for a Plan Year, if any, shall be the amount determined by the Board of Directors without regard to current or accumulated earnings and profits for the taxable year ending with or within the Plan Year. Except for the foregoing method of determining the Employer contribution, the Plan shall otherwise be treated as a profit-sharing plan for purposes of Section 401(a), 402, 412 and 417 of the Code.
           In addition to the foregoing contributions, the Employer shall contribute an amount, if any, necessary to restore the previously forfeited Regular Account balance of a rehired Participant, to the extent required by
Section 10.04, and any amount required to be contributed pursuant to Section
12.01 and Article XXI.

     4.02  TIME MAKING FOR CONTRIBUTIONS
           All contributions shall be made within the time prescribed by law for making such contributions.

     4.03  PLAN EXPENSES
           In addition to the contributions to be made to the Fund by the Employer, the Employer may (but shall not be required to) pay all expenses incident to the operation and management of the Trust and of this Plan. In the event the Employer does not make such payment, the same shall be charged against and paid from the Fund. Administration expenses attributable to Participant investment directions regarding their Account balance, including, but not limited to expenses of acquiring or liquidating any investments, shall be charged directly to such Account.

     4.04  FUTURE EMPLOYER LIABILITY
           The Employer shall have no liability in respect to payments under this Plan, except to pay over to the Trustees such contributions as may be required under Section 4.01 of this Plan.

     4.05  CONTRIBUTIONS NOT RECOVERABLE
           Except as provided in Section 14.05, no contribution by the Employer to the Trust, or any of the Trust assets or the income therefrom, shall revert to or be paid to the Employer. All amounts paid by the Employer to the Trustees shall be used and applied for the sole and exclusive benefit of the Participants and their Beneficiaries.

                                      Article V

                       ALLOCATIONS TO PARTICIPANT'S ACCOUNTS

     5.01  ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES
           (a) Additional Employer Contributions made during or with respect to any Plan Year shall be allocated to each Participant's Regular Account, as of the Allocation Date for the Plan Year, in the ratio that each Participant's Compensation bears to the total Compensation of all Participants. Notwithstanding the foregoing, Allocations shall be made only for those Participants who do not incur a Break in Service for the Plan Year ending on the Allocation Date.
           (b) Forfeitures (including forfeitures of Matching Contributions) shall first be used to restore the previously forfeited Account balances of rehired Participants, if any, in accordance with Section 10.04, as set forth in paragraph (a). Any forfeitures remaining shall be allocated equally among all Participants other than those who incurred a Break in Service on the Allocation Date. A forfeiture is any amount which (1) cannot be distributed to a terminated Participant because it exceeds his nonforfeitable (vested) interest in his Regular Account (as described in Section 9.04 hereof), or (2) cannot be distributed due to reasons of administrative impossibility (e.g. inability to locate a Participant or Beneficiary) as determined by the Administrator pursuant to uniform and non-discriminatory standards.

           (c) Contributions to a Participant's Arrangement Account shall be allocated as provided in Article XXI. Matching Contributions shall be allocated as provided in Section 12.01(b).

     5.02  ALLOCATION OF FAIR MARKET VALUE AND TRUST EARNINGS
           (a) The Trustees shall determine the fair market value of the Participants' Accounts (which value shall include earnings), by a method consistently followed and uniformly applied, and their determination so made shall be conclusive and binding upon all persons, natural or legal, having or claiming any interest therein.
           (b) The income, expenses, and realized and unrealized gain or loss of each Participant's Account shall be determined as of each Valuation Date. Each item of income, expense, gain or loss shall be credited or charged to the specific Account to which it relates.

     5.03  ALLOCATION AT TERMINATION
           No allocation pursuant to Section 5.01 shall be made to a Participant's Regular Account for the Plan Year (or any portion thereof) in which he terminates his employment with the

Employer unless such termination is due to the retirement, death or disability of the Participant, except as may be required by Section 5.01(c).

     5.04  ALLOCATION AND VALUATION DATES; CURRENT ACCOUNT BALANCE
           (a) For all purposes of this Plan, allocations to the Participants' accounts under this Article V shall be deemed to be made on the Allocation or Valuation Date to which they relate, although they may actually be determined at some later date. The fact that such allocations are made, however, shall not vest in any Participant any right, title or interest in or to any part of the Fund except only at the times, to the extent and on the terms and conditions specified in this Plan and the Trust.
           (b) A Participant's Account balance at any date shall equal the Account balance as of the Allocation or Valuation Date coincident with or immediately preceding such date, plus the Employee Deferrals made thereafter and any Matching Contributions to which the Employee is entitled as a result of such Employee Deferrals.

     5.05  LIMITATION ON ALLOCATION AND SUSPENSE ACCOUNT
           (a) In no event shall the Annual Addition to a Participant's Account from all sources exceed the "Maximum Permissible Amount", which is the lesser of: (i) $30,000 (or such other limit as may be established from time to time by the Secretary of the Treasury); or (ii) 25% of the Participant's Section 415 Compensation. Any subsequent adjustment in the Maximum Permissible Amount will be effective on the first day of the Plan Year in which the effective date of such adjustment occurred. If in addition to this Plan, the Employer maintains another defined contribution plan, the Annual Additions to this Plan shall be limited such that the Maximum Permissible Amount is not exceeded. In any case in which a Participant is also a participant in any defined benefit plan ever maintained by the Employer, if at the end of any Plan Year the sum of his defined contribution plan fraction under this Plan and any other defined contribution plan ever maintained by the Employer and his defined benefit plan fraction under such defined benefit plan exceeds (without regard to this Section 5.05) 1.0, the defined contribution plan fraction will be reduced by lowering the Annual Addition to the Participant's Account under this Plan so that such limit is not exceeded.
           (b) For purposes of paragraph (a) above, the following definitions shall apply:
               (1) "Defined contribution plan" means a plan which provides for an individual account for each participant and for benefits based solely upon the amount contributed to the participant's account, and any income, expenses, gains and losses and any forfeitures of accounts of other participants which may be allocated to such participant's account.
               (2) "Defined benefit plan" means any plan which is not a defined contribution plan.
               (3) For purposes of (1) and (2) above, a "plan" includes:

                   (A) a plan described in Code Section 401(a) which includes a trust which is exempt from tax under Code Section 501(a),
                   (B) an annuity plan described in Code Section 403(a),
                   (C) a qualified bond purchase plan described in Code Section 405(a),
                   (D) an annuity contract described in Code Section 403(b),
                   (E) an individual retirement account described in Code
           Section 408(a),
                   (F) an individual retirement annuity described in Code
           Section 408(b),
                   (G) a simplified employee pension, and
                   (H) an individual retirement bond described in Code Section 409.
               (4) (A) "Defined contribution plan fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the employer, and the Annual Additions attributable to all welfare benefit funds, as defined in
     Section 419(e) of the Code, and individual medical accounts, as defined in
     Section 415(l)(2) of
     the Code, maintained by the employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the employer (regardless of whether a defined contribution plan was maintained by the employer). The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Sections 415(c)(1)(A) of the Code or 35 percent of the Participant's Section 415 Compensation for such year.
               If the Employee was a participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

               The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.
               (5) "Defined benefit fraction" means a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and
(d) of the Code or 140 percent of the highest average compensation, including any adjustments under Section 415(b) of the Code.
                   Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.
           (c) Any excess resulting from these limits shall be reallocated among the Participants in the following manner:

               (1) Any Additional Employer contributions in excess of such maximum Annual Addition shall remain in the Suspense Account and be allocated among Accounts of Participants on the subsequent Anniversary Date in accordance with Section 5.01(a). The Plan Administrator shall maintain the Suspense Account and:
                   (A) The Beneficiary of the Suspense Account shall be this Plan;
                   (B) Assets held in the Suspense Account shall not revert to the Employer; and
                   (C) The Plan Administrator shall retain the assets each Plan Year to the extent necessary so that the maximum Annual Addition on behalf of any Participant shall not be exceeded.
               (2) Elective Deferrals allocated for the Plan Year shall be returned to the Participant. This distribution shall be made in a lump sum, as soon as administratively feasible after the excess amount is determined. This distribution shall be made regardless of whether the Participant and his or her spouse consents to it.
                   (A) Elective Deferrals which are deemed excess amounts shall not be included in performing the nondiscrimination tests of Article XXI.
                   (B) In determining the excess amount, the permissible Elective Deferrals shall equal an amount, which when added to the Matching Contribution attributable to the permissible deferrals and all other Annual Additions, does not exceed the Maximum Permissible Amount.

     5.06  NOTICE TO PARTICIPANT OF ACCOUNT - TIME WITHIN WHICH
OBJECTIONS
             MUST BE FILED

           (a) At least twice during each Plan Year, the Plan Administrator shall advise each Participant of his Account which shall indicate the following:
               (1) The balance in his Account as of the preceding Valuation
     Date.
               (2) The adjustment to his Account to reflect his share of the income, expenses, gains and losses of the Fund for the Plan Year.
               (3) The amount of Employer contributions and forfeitures allocated to his Account as of the current Valuation Date.
               (4) The new balance in his Account as of the current Valuation Date.
               (5) The vested percentage of the Participant's Account.
               (6) The vested amount of the Participant's Account.

           (b) In addition to the statement required in paragraph (a) above, a similar statement, reflecting the latest available information at the time, shall be furnished as soon as possible after a written request for such statement is made, but such request need not be honored more than once in any twelve month period. Such statement may contain any additional information satisfactory to the Plan Administrator and the Trustees.
           (c) All statements of Account furnished pursuant to this Section
5.06 shall be accompanied by or include a notation to the effect that the Participant must file in writing with the Plan Administrator any objections he may have to such statement within thirty days after the date of delivery thereof to him or the Participant shall be deemed to have accepted the accuracy of such statement.

                                    Article VI

                               RETIREMENT BENEFITS

     6.01  RETIREMENT BENEFITS
           When any Participant shall reach his Normal Retirement Date while in the employ of the Employer, and shall thereupon retire, he shall be entitled to receive the full amount of his Account as a retirement benefit in a single lump sum payment.

     6.02  DEFERRED NORMAL RETIREMENT BENEFIT
           A Participant may elect to defer his retirement beyond his Normal Retirement Date. For Plan Years beginning after December 31, 1987, if a Participant defers his retirement, he shall continue to receive allocations of Fund earnings and Employer contributions. Upon retiring the Participant shall receive a benefit equal to his Account balance, payable in a single lump sum (and subject to Section 6.04).

     6.03  MANDATORY DISTRIBUTIONS
           Notwithstanding any provision herein to the contrary, distributions of benefits on or after January 1, 1986, whether under the Plan or through the purchase of an annuity contract shall be made in accordance with the following requirements, and shall otherwise comply with Section 402(a)(9) and the Regulations thereunder, including Regulations Section 1.401(a)(9)-2.
           (a) Distribution of a Participant's benefit shall commence no later than the Required Beginning Date (as defined below), and shall be payable over a period not exceeding the joint lives or life expectancies of the Participant and his designated Beneficiary, determined using the return multiples in

Tables V and VI of Regulation Section 1.72-9; provided, however, if the designated Beneficiary is the Participant's spouse, such life expectancy shall be redetermined up to once each year, unless the Participant or his spouse elects otherwise.
           (b) (1) For purposes of this Section 6.06, the term "Required Beginning Date" means:
                   (i) In the case of a Participant who attains age 70 after June 30, 1987, April lst following the calendar year in which the Participant attains age 70 1/2;
                   (ii) In the event a Participant who attains age 70 before July 1, 1987 and is not a 5% owner (as defined below), April lst following the later of the calendar year in which the Participant attains age 70 1/2 or retires; or
                   (iii) In all other cases, April lst following the later of
           (I) the calendar year in which the employee attains age 70 1/2 or
           (II) the earlier of the calendar year in which the Participant becomes a 5% owner or retires.
               (2) A Participant shall be considered a 5% owner for purposes of this Section 6.05 if he satisfies the definition of 5% owner contained in
     Section 19.02(d)(2) of the Plan at any time during the 5-Plan Year period ending in the calendar year in which he attains age 70 1/2, or in any subsequent Plan Year; except if he is not a 5% owner during any Plan Year beginning after December 31, 1979.
           (c) If a Participant dies before distribution of his benefit is deemed to have commenced under the Regulations, then the entire benefit shall be distributed by December 31, of the calendar year which includes the 5th anniversary of the Participant's date of death unless one of the exceptions described in paragraph (d) below shall apply. If the Participant dies after payment of his benefit is deemed to have commenced under the Regulations but prior to distribution of the entire benefit, then the unpaid portion of his benefit shall be distributed to his Beneficiary at least as rapidly as under the method of distribution which was elected by the Participant pursuant to paragraph (a) above.
           (d) Notwithstanding the general rule contained in the first sentence of paragraph (c) above, if the Participant dies before payment of his benefit is deemed to have commenced under the Regulations, then, at the election of the Participant (or the designated Beneficiary after the Participant's death) the benefit may be paid to his designated Beneficiary over a period not to exceed the life or life expectancy of such Beneficiary; provided (A) in the case of a Beneficiary other than the deceased Participant's spouse, the distribution to the Beneficiary shall commence no later than December 31 of the calendar year immediately following the calendar year in which the Participant died, and (B) in the case of a Beneficiary who is the spouse, distribution to the Beneficiary shall commence not later than December 31 of the calendar year in which the deceased Participant would have attained age 70 1/2, or if the spouse shall die prior to commencement of distributions, payment will be made to the deceased spouse's beneficiary in accordance with this Section as if such spouse were a Participant in the Plan. The election shall be made in the time and manner specified in the Regulations.
           (e) For purposes of this Section, if a Participant shall fail to specifically designate a Beneficiary, so that his Beneficiary is determined in accordance with the definition of Beneficiary in Article I of this Plan, the Beneficiary so determined shall be deemed to have been designated by the Participant within the meaning of Section 401(a)(9)(E) of the Code.
           (f) Notwithstanding any provision of this Section to the contrary, no benefit shall be paid under this Plan in a manner which would violate the incidental death benefit requirement of Section 401(a)(9)(G) of the Code and the Regulations thereunder. For calendar years beginning before 1989, benefits shall be distributed in accordance with the incidental death benefit rules then in effect under Treasury Regulation Section 1.401-1(b)(1).
           (g) Subject to the spouse's right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Code Section 401(a) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

     6.04  DISTRIBUTION OF BENFITS
           (a) If the value of a Participant's vested Account balance derived from employer and employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and for the account balance is immediately distributable, the Participant must consent to any distribution of the Account balance. The consent of the Participant shall be obtained in writing within the 90-day period ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, any optional forms of benefit available under the plan in a manner that would satisfy the notice requirements of Section 417(a)(3) of the Code, and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

           (b) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age 62.
           (c) Annuity Starting Date means the first day of the first period for which an amount is payable on an annuity or in any other form.

                                Article VII

                              DEATH BENEFITS
     7.01  DISTRIBUTION OF ACCOUNT
           Upon the death of a Participant before retirement or other termination of his employment, his Account shall become fully vested. The Plan Administrator in accordance with the provisions of the Claims Procedure in
Article XVIII, shall direct the Trustees to distribute the value of a Participant's Vested Account to his Beneficiary in a single lump sum subject, however, the provisions of Section 7.04 relating to spousal Death Benefits.

     7.02  DEATH BENEFITS FROM POLICIES
           If a Participant dies prior to retirement, his Beneficiary shall receive, as an additional Death Benefit hereunder, the benefits payable under the Insurance Policy or Policies (if any) on the Participant's life which are being held for his Account by the Trustees. In no event shall any Insurance Policies be maintained on the life of any Participant in excess of the limitation set forth in Section 11.02 hereof. For purposes of this Section 7.02, a Participant's spouse shall be his Beneficiary unless the spouse has consented to another beneficiary in accordance with the procedures set forth in
Section 6.06(b).

     7.03  PROOF OF DEATH
           The Plan Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the Death Benefit pursuant to this Article VII as the

Plan Administrator may deem appropriate. The Plan Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

     7.04  DEATH BENEFIT FOR SPOUSES
           (a) Notwithstanding any contrary Beneficiary designation, if the Participant has been married to his spouse for the one year period ending on the earlier of (i) the date the Participant first receives retirement or disability benefits, or (ii) the date of the Participant's death, the Participant's vested Account balance shall be distributed to the Participant's surviving spouse, unless the surviving spouse has consented in writing to the Participant's election of a different designated Beneficiary. Such consent must acknowledge the effect of such election and the spouse's signature must be notarized. Notwithstanding the foregoing, the spouse's consent requirement shall be waived if it is established to the satisfaction of the Plan Administrator that there is no spouse, that the spouse cannot be located or that another circumstance exists which, pursuant to regulations prescribed by the Secretary of the Treasury, is a permissible basis for waiving the spouse's consent requirement.
           (b) The surviving spouse may elect to have the distribution of the vested Account balance commence within the 90day period following the date of the Participant's death. The Account balance shall be adjusted for gains and losses occurring after the Participant's death in accordance with the provisions of the plan governing the adjustment of Account balances for other types of distributions.
           (c) The balance of the death benefit payable under this Article VII, which is not payable to the surviving spouse of the Participant pursuant to this Section 7.04, if any, shall be payable in accordance with Section 7.01 to the Participant's Beneficiary. Nothing contained in this Section 7.04 shall be deemed to increase the total death benefit otherwise payable under this Article
 VII.

     7.05  AMOUNT OF DEATH BENEFIT WITHOUT FULL INSURANCE
           If a Participant dies before the Insurance Policy on his life is placed in effect for any reason whatsoever, then the Death Benefit due under the Plan payable on the death of such Participant shall be limited to the insurance in effect, if any, and the balance of the Participant's Account.

                                 Article VIII

                              DISABILITY BENEFITS

     8.01  ELIGIBILITY FOR DISABILITY BENEFITS
           A Participant who becomes disabled (as hereafter defined) while in the employ of the Employer shall be entitled to receive disability benefits. The determination of whether a Participant is disabled shall be made by the Plan Administrator in accordance with uniform standards applied in a consistent manner. A Participant shall be deemed disabled if (1) the Plan Administrator determines that such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve months and which condition has existed for a period of at least three months, and (2) such Participant is eligible for and actually receives disability benefits under the federal Social Security Act.

     8.02  AMOUNT OF DISABILITY BENEFITS
           The amount of the disability benefit payable hereunder shall be equal to one hundred percent of the value of the Participant's Account. The disability benefit shall be payable in the same manner as if the Participant had terminated his employment upon early retirement, as provided in Section 6.03.

     8.03  RECOVERY FROM DISABILITY
           If a Participant recovers from his disability and resumes employment covered by this Plan, he shall be considered a rehired Participant and subject to Article X.

                                     Article IX

                             TERMINATION OF EMPLOYMENT

     9.01  LIMITATIONS ON BENEFITS UPON TERMINATION
           If a Participant's employment terminates for a reason other than death, disability or retirement (including early and deferred retirement), the terminated Participant shall have no rights and benefits under the Plan except as specifically provided in this Article IX.

     9.02  VESTED INTEREST IN PORTION APPLICABLE TO EMPLOYER'S
CONTRIBUTION
           Upon the Participant's termination of employment for a reason other than death, disability or retirement, the terminated Participant shall have a vested interest equal to a certain percentage of the value of his Regular Account and Matching Contribution Account which percentage is based upon the number of Years of Service the Participant has completed (excluding any Years of Service required to be excluded pursuant to Section 10.03), determined in accordance with the schedule set forth below:

                  FULL YEARS OF                        VESTED
                     SERVICE                         PERCENTAGE
                  -------------                      ----------
                 less than 1 year                       NONE
                 1 but less  than  2                     20%
                 2 but less  than  3                     40%
                 3 but less  than  4                     60%
                 4 but less  than  5                     80%
                 5 or more                              100%

     9.03  AUTHORIZED ABSENCE
           If a Participant is absent from employment for one of the reasons specified in Section 1.24(b) or (d), the Employer shall continue to make contributions to maintain in force all

Insurance Policies on his life for a maximum period of one year. However, if such Participant does not return to active employment prior to incurring a Break in Service, he shall be treated as a terminated Participant as of the commencement of his leave of absence.

     9.04  DISTRIBUTION OF ACCOUNT
           (a) If the termination of a Participant's employment before Normal Retirement Date is due to any reason other than death, or disability, the terminated Participant shall be entitled to receive his vested interest in his Account sixty (60) days after the close of the Plan Year in which he terminates employment.
           (b) Distributions made pursuant to this Section 9.04 shall comply with the procedures set forth in Section 6.04.
           (c) If a Participant's vested interest in his Account is less than 100%, the portion in excess of his vested interest shall be allocated as a forfeiture as of the Allocation Date coincident with or following the earlier of (i) the date on which the terminated Participant's vested interest is distributed to him or (ii) the date on which the terminated Participant incurs five, consecutive Breaks in Service. Notwithstanding anything to the contrary in this Section 9.04, if a Participant has no vested interest in his Account, he shall be deemed to have received a distribution of such vested Account on the date he terminates employment.

     9.05  DISPOSITION OF INSURANCE POLICIES
           (a) Upon the retirement or other termination of a Participant's employment for any reason other than death, the Participant may elect to dispose of any Insurance Policy on his life, as follows: (1) to have title to any such Insurance Policy transferred to him if his vested interest in such Insurance Policy is 100% of its Net Cash Value; or (2) if his vested interest in the Insurance Policy is less than 100% of its Net Cash Value, to purchase such policy from the Trustees by paying to the Trustees an amount equal to the difference between the Net Cash Value of such Insurance Policy and the amount of his vested interest in such Net Cash Value; or (3) to receive a distribution of the policy after requesting the Trustees to borrow against the Net Cash Value of the policy an amount equal to the non-vested portion of the Net Cash Value.
           (b) The Trustees shall take the action necessary to give effect to any of the Participant's elections in paragraph (a) only upon the direction of the Plan Administrator. Ownership of any Insurance Policy transferred from the Trustees to the Participant under the preceding paragraph shall be free and clear of the Trust. Any portion of an Insurance Policy that is not transferred to a terminated Participant shall be surrendered to the Insurer by the Trustees for cash. Any such non-vested cash values received by the Trustees from the Insurer, or money received from the Participant through his purchase of the policy, together with the non-vested portion of the Participant's Account, shall be allocated as forfeitures in the manner specified in Section 5.01 after the Participant has incurred a Break in Service.

     9.06  DATE OF PAYMENT OF BENEFITS
           It shall be clearly understood that unless a Participant elects a later date, the benefits payable under this Plan will commence not later than the 60th day after the latest of (1) the close of the Plan Year in which the Participant attains the earlier of age 65 or the Normal Retirement Age specified under the Plan, (2) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation, or (3) the close of the Plan Year in which the Participant terminates his service with the Employer.

                                      Article X

                         REHIRING TERMINATED PARTICIPANT

     10.01  EFFECT OF REHIRING
            A Participant who separates from service with the Employer for a reason other than disability, death or retirement and subsequently incurs a Break in Service may resume participation in the Plan after his recommencement of employment, subject to the terms and conditions of this Article X.

     10.02  DATE OF PARTICIPATION
            A rehired Participant's date of participation shall be determined in accordance with Section 3.01(d).

     10.03  EFFECT OF BREAK IN SERVICE ON CREDITED SERVICE
            (a) PRE-BREAK CREDITED SERVICE. Upon the re-entry of the rehired Participant into the Plan all Years of Service prior to his Break in Service shall continue to be counted, except as follows:
                 (1) Years of Service performed prior to January 1, 1976 shall be excluded if the provisions of the Plan as in effect prior to such date would have permitted exclusion of such service.
                 (2) Years of Service performed after December 31, 1975 shall be excluded if the Participant had no vested interest at the time of his Break in Service and the number of consecutive years during which such Break in Service continued equals or exceeds the greater of (A) the number of Years of Service accumulated by the Participant prior to his Break in Service or (B) five years.

            (b) POST-BREAK CREDITED SERVICE. In the case of a Participant who incurs five, consecutive Breaks in Service, all Years of Service after such Breaks in Service shall be excluded for the purpose of determining the Participant's vested interest in his Account which accrued before such Breaks in Service. Separate Accounts shall be maintained for the Participant's pre-break and post-break Account balances. Both Accounts will share in the income and losses of the Investment Fund.
     10.04  RESTORATION OF PARTICIPANT'S ACCOUNT
            (a) If a rehired Participant whose Regular Account or Matching Contribution Account was less than one hundred percent (100%) vested received a distribution of the vested portion of such Accounts pursuant to Section 9.04, these Accounts will be restored to the balance on the Allocation Date immediately preceding distribution if the Participant repays to the Plan the full amount of such distribution on or before the following date: (i) in the case of a distribution received on account of a Participant's termination of employment, the earlier of five years after the Participant's reemployment commencement date or the close of the period of five, consecutive Breaks in Service commencing after the date the distribution was made; or (ii) in all other cases, five years after the date the distribution was made.
            (b) To restore the Participant's Regular and Matching Contribution Account balances, the Plan Administrator shall, to the extent necessary, allocate to such Accounts the following amounts in the order listed:

                (1) The amount of any Participant forfeitures which would otherwise be allocated under Section 5.01; and
                (2) The Additional Employer Contribution for the Plan Year.

To the extent the foregoing amounts are insufficient to completely restore the Participant's Regular and Matching Contributions Accounts, the Employer shall contribute; without regard to any requirement or condition contained in Section 4.01, such additional amount as is necessary to complete such restoration.
Such contribution must be made as of the Allocation Date for the Plan Year in which the Participant's repayment occurs or the following Plan Year. If more than one account or subaccount must be restored, such accounts shall be restored pro rata.

                                    Article XI

                             INVESTMENT AND VALUATION

     11.01  INVESTMENT FUND
            The contributions of the Employer, together with all other funds coming into the hands of the Trustees and all income from the earnings on invested funds (without distinction as to principal and income), shall be held, invested, sold and reinvested by the Trustees in accordance with the provisions provided in the Trust Agreement.
            Notwithstanding the required allocations set forth in Article V, the Trustees shall not be required to segregate the share or allocation of any Participant, but shall separately account for such share and allocation and shall separately invest such share and allocation pursuant to Section 11.04 hereof. All premiums, dividends, credits or return premiums on Insurance Policies shall be changed or credited to the individual Participant Account of the Insured.
            In order to pay any annuity benefit required to be provided under the Plan, the Trustees, at the direction of the Plan Administrator, may purchase fully-paid, nontransferable annuity contracts for any Participant, his surviving spouse or other Beneficiary. Any annuity contracts distributed by the Plan to a Participant shall comply with the requirements of the Plan.

     11.02  INSURANCE POLICIES
            (a) The Trustees may specifically invest in ordinary life insurance, retirement income insurance, endowment or annuity contracts or their equivalents issued on the life of each Participant by an Insurer approved by the Committee; provided, however, that any such insurance investment shall be made in a non-discriminatory manner as between Participants in like circumstances; subject to the following limitations: (i) in the case of whole life insurance, less than one-half (1/2) of the aggregate contributions and forfeitures allocated to a Participant under and pursuant to this Plan at any particular time shall be used to pay premiums on Insurance Policies, (ii) in the case of other types of insurance, less than one-quarter (1/4) of such aggregate contributions and forfeitures shall be so used, and (iii) if both ordinary life insurance and other types of insurance are purchased, the sum of one-half (1/2) of the ordinary life insurance premiums and all other life insurance premiums will not exceed one-quarter (1/4) of the aggregate contributions and forfeitures allocated to a Participant.
            (b) The Trustees shall be the sole owner and Beneficiary of all policies purchased hereunder, and they shall be so designated in each policy and application therefor.
            (c) Payments to the Insurer with respect to any insurance or annuity policy on the life of a Participant shall constitute an investment of the funds credited to a

Participant's Account and his Account shall accordingly be reduced by the amount of any such payments.
            (d) In the event of denial of liability by the Insurer, neither the Plan Administrator nor the Trustees shall be under any obligation to bring legal action for the payment of the insured death benefit unless the Trust has been indemnified to the satisfaction of the Plan Administrator for all costs, expenses and administration fees.

     11.03  PARTICIPANTS' CONTRIBUTIONS
            The Voluntary Employee Contributions of any Participant shall be invested as part of the Trust. The Trustees and the Plan Administrator shall maintain separate records at all times segregating the Participant's contributions and earnings thereon.

     11.04  INVESTMENT ELECTION
            (a) A Participant shall have the right, to be exercised at the time and in the manner hereinafter set forth, to direct that a portion of his Account for any Plan Year, other than Matching Contributions made in Company Stock, be invested in Company Stock by electing one of the following programs:

                                           Percentage of Account
                                              to be invested in
                                                Company Stock

                    Program No.  1                    0
                    Program No.  2                   25%
                    Program No.  3                   50%
                    Program No.  4                   75%
                    Program No.  5                  100%

The balance of such portion of the Participant's Account shall be invested as directed by the Participant in one or more of at least three investment funds which the Trustees shall prescribe. Matching contributions made in Company Stock shall not be subject to the Participant's investment election.
            (b) An investment election shall be made by a written instrument, in a form prescribed by the Plan Administrator, signed by the Participant and filed with the Plan Administrator during the applicable quarterly election period. The quarterly election periods with respect to any Plan Year are the periods beginning on January 15, April 15, July 15, and October 15 of each Plan Year, and ending, respectively, on January 31, April 30, July 31 and October 31 of such Plan Year. Any investment election made during a particular quarterly election period will become irrevocable as of the end of such quarterly election period, but may be revoked or modified during a subsequent quarterly election period. Other election periods may be designated by the Plan Administrator including, but not limited to, such election periods as may be necessary to comply with Securities and Exchange Commission Rule 16b-3(d)(2)(ii). If a Participant fails to file an investment election for any quarterly election period, the investment election last filed shall be deemed to remain in effect.
            (c) Notwithstanding any other provision of this Section 11.04, the Trustees need not comply with any investment election if the value of the assets to be acquired or disposed of as a result thereof is less than $200.

                                   Article XII

                       EMPLOYEE AND MATCHING CONTRIBUTIONS

     12.01  AMOUNT
            (a) No after-tax Voluntary Employee Contributions to the Plan shall be permitted after December 31, 1986.
            (b) Subject to the limitations contained in Section 12.02, the Company shall pay a Matching Contribution with respect to each Plan Year. The Matching Contributions shall be paid in Company Stock; except for Plan Years beginning after January 31, 1991, the Matching Contribution shall be paid either in cash or Company Stock as elected by each Participant. The election shall be made at the same time that the Participant makes his investment election pursuant to Section 11.04 hereof. If paid in Company Stock the Matching Contribution shall be one hundred percent (100%) of the Participant's Net Elective Deferrals for the Plan Year. If paid in cash the Matching Contribution shall be fifty percent (50%) of the Participant's Net Elective Deferrals for the Plan Year.
                For purposes of this Section 12.01(b), Net Elective Deferrals shall mean Elective Deferrals made by a Participant during the Plan Year less any withdrawal of such Elective Deferrals by the Participant in accordance with
Section 21.05(b), and less any portion of the Participant's Elective Deferrals which are returned to him because they exceed the limitations prescribed by
Section 21.06. For purposes of
calculating the Net Elective Deferrals, withdrawals shall be deemed to have been made from the earliest Elective Deferrals not yet withdrawn.
                To the extent that Matching Contributions are made by the Corporation in the form of Company Stock, the value of such stock shall be the lower of (i) the average closing price of the stock for the period of twenty consecutive trading days preceding the end of the period to which such Contributions relate or (ii) the closing price of the stock on the last trading day of such period, which closing prices shall be determined by the average of the closing prices on the NASDAQ system. It being the Employer's desire that fractional shares not be held in the Plan, however, the number of shares of Common Stock otherwise allocable to a Participant's Matching Contribution Account shall be rounded up to the next whole number of shares.

     12.02  MAXIMUM CONTRIBUTION PERCENTAGE
            (a) For Plan Years beginning after December 31, 1986, Matching Contributions for Highly Compensated Employees shall be limited such that the Actual Contribution Percentage of the Highly Compensated Employees, does not exceed the greater of:
                (1) 125 percent of the Actual Contribution Percentage of the Non-Highly Compensated Employees; or
                (2) The lesser of (i) 200% of the Actual Contribution Percentage of the Non-Highly Compensated Employees or (ii) the Actual Contribution Percentage of the Non-Highly Compensated Employees plus two percentage points. However to prevent the multiple use of the limitation described in clause (2) and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make Elective Deferrals pursuant to Article XXI or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Voluntary Employee Contributions or to receive Matching Contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code
     Section 401(m) and Regulations 1.401(m)-l(b) and 1.401(m)-2 are incorporated herein by reference.
            (b) For purposes of this Section 12.02, the following definitions shall apply:
                (1) "Actual Contribution Percentage" means, with respect to the group of Eligible Employees who are Highly Compensated Employees and Non-Highly Compensated Employee (calculated separately for each group), the average (expressed as percentage) of the Contribution Percentages of the Participants in each group. For Plan Years beginning after December 31, 1988, the Actual Contribution Percentage shall be calculated to the nearest one-hundredth of one percent.
                (2) "Contribution Percentage" means the ratio (expressed as a percentage) of (i) the Contribution Percentage Amounts to (ii) such Participant's Compensation for that Plan Year.

                (3) "Contribution Percentage Amounts" means the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage test) made under the plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may elect to include Qualified Non-elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the Actual Deferral Percentage test is met before the Elective Deferrals are used in the Actual Contribution Percentage test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the Actual Contribution Percentage test.
                (4) "Eligible Employees" means any Employee who is eligible to have a Matching Contribution made on his behalf.
                (5) "Excess Aggregate Contributions" means with respect to any Plan Year, the excess of: (i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually made on behalf of the Highly Compensated Participants for such Plan Year, over (ii) the maximum Contribution Percentage Amounts permitted under the limitations of paragraph (a) of this Section 12.02; determined by reducing contributions made on behalf of

     Highly Compensated Participants in order of their Contribution
     Percentages, beginning with the highest of such percentages. The determination of the Excess Aggregate Contributions with respect to the Plan shall be made after first determining the Excess Deferrals pursuant to Section 21.06(a)(1), and then the Excess Contributions pursuant to
     Section 21.06(d)(2) and the portion thereof, if any, to be recharacterized as Voluntary Employee Contributions pursuant to Section 21.06(d)(3).
                (6) Elective Deferrals, Excess Contributions, Highly
      Compensated Employees, Income, Non-Highly Compensated Employees, Family Members, Qualified Nonelective Contributions and Qualified Matching Contributions shall have the same meaning as in Article XXI hereof.
                (7) "Matching Contributions" means an Employer Contribution made pursuant to Section 12.01 on account of any employee contribution or Elective Deferrals made to this Plan or any other Plan maintained by the Employer, as well as any forfeiture allocated on the basis of any employee contribution, matching contribution or Elective Deferral, but excluding any Qualified Matching Contribution unless otherwise indicated.
            (c) For purposes of this Section 12.02, the following special rules shall apply:
                (1) For purposes of determining the Actual Contribution Percentage and the amount of Excess Aggregate Contributions, only Matching Contributions (including Qualified Matching Contributions) allocated as of the end of the Plan Year and contributed to the Plan prior to the end of the succeeding

      Plan Year shall be considered. In addition, the Plan Administrator may elect to take into account, with respect to Employees eligible to have Matching Contributions (including Qualified Matching Contributions) allocated to their Account, Elective Deferrals and Qualified Nonelective Contributions contributed to any plan maintained by the Employer. Such Elective Deferrals and Qualified Nonelective Contributions shall be treated as Matching Contributions subject to Regulation 1.401(m)-l(b)(2) which is incorporated herein by reference. However, for Plan Years beginning after December 31, 1988, the Plan Year must be the same as the plan year of the plan to which the Elective Deferrals and the Qualified Nonelective Contributions are made.
                (2) For Plan Years beginning after December 31, 1988, the Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to make Voluntary Employee Contributions, or to have Matching Contributions (including Qualified Matching Contributions), Qualified Non-elective Contributions or Elective Deferrals allocated to his Account under two or more plans described in Section 401(a) or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer, shall be determined as if all such Voluntary Employee Contributions, Matching Contributions (including Qualified Matching Contributions), Qualified Nonelective Contributions or Elective Deferrals were made under a single plan.

                (3) In the event that this plan satisfies the requirements of
      Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section
      12.02 shall be applied by determining the Contribution Percentage of eligible Participants as if all such plans were a single plan.
                (4) For purposes of determining the Contribution Percentage of a Highly Compensated Employee who is either a 5% owner (as defined in Section 19.02(c)(3)) or is of the ten Highly Compensated Employees paid the greatest Section 415 Compensation during the Plan Year, Voluntary Employee Contributions of and Matching Contributions (including Qualified Matching Contributions) for such Participant shall include the Voluntary Employee Contributions and Matching Contributions of Family Members and such Family Members shall be disregarded in determining the Contribution Percentage for Nonhighly Compensated Employees; except that, if Regulations so provide, the family aggregation provided by this paragraph shall be limited to Family Members who are Highly Compensated Employee (without regard to this sentence), if such limitation would produce a greater Contribution Percentage for the family group as so limited.
                (5) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

            (d) (1) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any Income thereon, shall be forfeited, if forfeitable, or, if not forfeitable distributed on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, to the Highly Compensated Employees to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family aggregate rules of Section 414(q)(6) of the Code in the manner prescribed by Regulations. Excess Aggregate Contributions shall be treated as Annual Addition under the Plan.
                (2) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer contributions.
                (3) Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Voluntary Employee Contribution Account, Matching Contribution account, and Qualified Matching Contribution subaccount (and, if applicable), the participant's Qualified Nonelective Contribution subaccount or Elective Deferral subaccount, or both).

     12.03  TRANSFERS FROM OTHER QUALIFIED PLANS
            (a) An Employee eligible to participate in the Plan, regardless of whether he has satisfied the service requirements of Section 3.01, may make, in accordance with procedures approved by the Committee, a Qualified Transfer of Assets (as defined below) to the Trustee from a plan which meets the requirements of
Section 401(a) of the Code (the "Other Plan"), provided the other Plan permits the transfer.
            (b) For purposes of this Section, the term "Qualified Transfer of Assets" from the other Plan shall mean:
                (1) Amounts transferred to this Plan directly from the Other
     Plan;
                (2) Lump sum distributions received by an Employee from the Other Plan which are eligible for tax-free rollover to a plan which qualifies under Section 401(a) of the Code (a "qualified plan") and which are transferred by the Employee to this plan within sixty (60) days following his receipt thereof;
                (3) Amounts transferred to this plan from a conduit individual retirement account provided that the conduit individual retirement account has no asset other than assets which (A) were previously distributed to the Employee by another qualified corporate (and, after December 31, 1983, non-corporate) plan as a lump sum distribution, (B) were eligible for tax-free rollover to the qualified plan, and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof in other than earnings on set assets; and
                (4) Amounts distributed to the Employee from a conduit individual retirement account being the requirements of paragraph 3 above, and transferred by the Employee to this plan within sixty (60) days of receipt thereof from such conduit individual retirement account.
            (c) The Plan Administrator shall develop such procedures, and may require such information from an Employee desiring to make such a transfer, or an opinion of counsel, as it deems necessary or desirable to determine that the proposed transfer will meet the requirements of this Section. Upon approval by the Plan Administrator, the amount transferred shall be deposited in the Trust Fund and shall be credited to a vested employee contribution account. Such account shall be 100% vested in the Employee, shall share in allocations of Fund earnings in accordance with Article XI, in the same manner as Voluntary Employee Contributions, but shall not share in Employer contribution allocations. Upon termination of employment, the total amount of the Employee's vested employee contribution account shall be distributed in the same manner as Voluntary Employee Contributions pursuant to Section 9.06.
            (d) Upon such a transfer by an Employee who is otherwise eligible to participate in the Plan but who has not yet completed the service requirement of Section 3.01, his vested employee contribution account shall represent his sole interest in the Plan until he becomes a Participant.

                                   Article XIII

                                    ALIENATION

     13.01  EXCLUSIVE BENEFIT
            The benefits under this Plan are intended for the protection of the Participants and their Beneficiaries. To the extent permitted by law, no portion of the Investment Fund and none of the benefits or proceeds of any Insurance Policy held under this Plan or by the Trust nor any other interest in the Plan, shall be subject to the claims of any creditor of a Participant or any Beneficiary, and shall not be subject to attachment or garnishment or other legal process by any such creditor. Neither shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, payments, or proceeds of any Insurance Policy or interest in the Plan.

     13.02  DOMESTIC RELATIONS ORDER
            Notwithstanding the provisions of Section 13.01 above, a person other than a Participant or his Beneficiary may acquire an interest in the Participant's benefits pursuant to a Qualified Domestic Relations Order. Upon receipt of a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant and any Alternate Payee named in such order of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders. Within a reasonable period after receipt of such order (but in no event longer than eighteen months) the Plan Administrator shall notify the Participant and each Alternate Payee of its determination. Pending such determination the Plan Administrator shall direct the Trustee to segregate the assets subject to such order in either a separate account in the Trust Fund or in an escrow account. At the conclusion of the eighteen-month period (or on such earlier date as the determination of qualified status has been made) the assets subject to the order shall be paid pursuant to the terms of the order, provided the order is qualified. If the order is not qualified (or no determination can be made within such time period) the assets shall be paid in the same manner as if the order had not been issued. The Plan Administrator shall establish reasonable procedures to implement the requirements of this Section 13.02.

                                   Article XIV

                            AMENDMENT AND TERMINATION

     14.01  AMENDMENT
            (a) The Employer shall have the right at any time, and from time to time, to amend, in whole or part, any or all of the provisions of this Plan. However, no such amendment shall authorize or permit any part of the Fund (other than such part as is required to pay taxes, investment and administration expenses) to be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries. No such amendment which affects the rights, duties or responsibilities of the Trustees may be made without the Trustees' written consent. Any amendment shall become effective upon delivery of a written instrument, executed by order of the Board of Directors, to the Trustees and the endorsement of the Trustees of their receipt or of their written consent thereto, if such consent is required.
            (b) If an amendment directly or indirectly affects the computation of a Participant's nonforfeitable Account, and such amendment is not more liberal and therefore to the Participant's benefit, then the Participant's vested Account as of the later of the effective date or the adoption date of such amendment shall be computed without regard to such amendment. Notwithstanding the foregoing, any Participant with at least three Years of Service may, within sixty days after receiving notice of such amendment, irrevocably elect to have his nonforfeitable percentage continue to be computed without regard to such amendment.
            (c) No amendment shall decrease a Participant's Account balance, or directly or indirectly eliminate a Participant's optional form of benefit payment, except to the extent permitted by Section 411(d)(6) of the Code or the Regulations thereunder.

     14.02  EFFECT OF MERGER, CONSOLIDATION OR TRANSFER OF ASSETS
            This Plan shall not be merged or consolidated with any other plan, or its assets or liabilities transferred to any other plan, unless each Participant, if he were entitled to a benefit immediately after the merger, consolidation or transfer, would receive a benefit at least equal to the benefit he would have received if the Plan had been terminated immediately before such merger, consolidation or transfer.

     14.03  TERMINATION OF THE PLAN
            The Plan may be terminated at any time by the Employer. Upon termination or partial termination of the Plan or the complete discontinuance of contributions to the Plan, all Accounts as of such date shall become fully vested; provided, however, in the case of a partial termination of the Plan, only those Participants with respect to whom such partial termination has occurred shall become fully vested.

     14.04  DISTRIBUTION UPON TERMINATION
            In the event of termination of the Plan, the liability of the Employer to make contributions to the Trust shall cease. The Trustees, shall, upon written notice from the Employer, direct complete distribution of the assets in the Fund to the Participants, in cash or in kind, in accordance with the values of their respective Accounts, as of the date of termination, together with all earnings as of the date of distribution, subject to provisions for expenses of administration or liquidation. All distributions shall be paid in a single lump sum payment; provided, however, if the Employer or any entity in the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's Account balance may be transferred to such other plan if the Participant does not consent to the distribution of his Account in the manner provided in Section 6.06.

     14.05  CONTINGENCY - QUALIFICATION BY IRS
            (a) It is intended that this Plan and the Trust shall initially qualify under Section 401 of the Code. Accordingly, this Plan and the Trust shall as soon as practicable be submitted, along with all necessary data, to the Internal Revenue Service for such a determination. In the event there shall be a final determination that the Plan and the Trust do not so qualify, then, any other provision hereof to the contrary notwithstanding, all assets then held hereunder (including any earned income) shall be returned to the Employer, except as otherwise hereinafter provided, and the Employer shall thereupon be responsible for returning any assets to Participants to the extent that such assets are attributable to contributions made by such Participants. Upon such return of assets to the Employer, the Plan and Trust shall be deemed rescinded, and of no further force and effect. However, the Trustees are authorized to reserve such sum of money as they may deem advisable for the payment of all their fees, compensation, costs, expenses and any other liabilities that may constitute a charge on or against the Trust assets or the Trustees, subject only to the Trustees' duty to account for said reserved sum.
                A final determination that the Plan and Trust do not qualify as aforesaid shall be deemed to occur on the date that is 91 days after the day a notice that the Plan does not qualify is sent by the Secretary of the Treasury or his delegate, unless prior thereto an appeal is taken therefrom to the United States Tax Court, in which event a final determination shall be deemed to occur when there has been a final judicial determination.
            (b) Once an initial determination has been made that the Plan and Trust qualify under Section 401 of the Code, this clause shall become null and void and shall not apply to any subsequent determination regarding qualification. In no event shall any contribution or other funds or assets of the Trust be returned or refunded to the Employer after an initial determination of qualification has been received; provided, however, if any contribution is made by the Employer by a mistake of fact, this Section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution; and provided further, that each contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code, and shall be returned to the Employer of such contribution (to the extent disallowed) within one (1) year of the disallowance of the deduction.

     14.06  RESTRICTIVE AMENDMENT
            Regardless of the actual date of adoption of any amendment hereto which has been adopted to conform to any requirements of ERISA or the Code or any other law or regulation (whether now or hereafter in effect), all rights and benefits of every possible Employee or Beneficiary (even though not specifically identified) will be retroactively restored to the levels they would have attained had such amendments been timely made and placed in effect for the first Plan Year to which any such requirements of law applied.

                                    Article XV

                            PROTECTION OF THIRD PARTIES

      15.01 An Insurer shall not be considered a party to the Plan or Trust for any purpose, nor shall it be considered in any way responsible for the performance, validity or sufficiency of the Plan or Trust. An Insurer shall not be required to permit any action contrary to the provisions of the Insurance Policy issued by it. No Insurer or other third party dealing with the Trustees shall be required to look into the terms of this Plan or the Trust Agreement, or to question any action of the Trustees; nor shall they be responsible for determining that any action of the Trustees is authorized.
Such a third party or Insurer shall be fully discharged from any and all liability for any action taken in accordance with the direction of the Trustees. The certificate of the Trustees or the certificate of an officer of the Employer may be received by the Insurer or such third party as conclusive evidence of any of the matters provided in this Plan and the Trust Agreement. Such Insurer or third party shall be fully protected and shall incur no liability in taking or permitting any action based upon such certification.

                                    Article XVI

              NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES

     16.01  NAMED FIDUCIARIES
            The following persons shall be "Named Fiduciaries" under the Plan and Trust Agreement, and shall be the only Named Fiduciaries hereunder or thereunder.
            (a) THE TRUSTEES: The Trustees shall have exclusive authority and discretion to manage and control the Fund, as provided in the Trust Agreement, and shall have no other responsibilities other than those provided in such Agreement.
            (b) THE EMPLOYER, AS PLAN SPONSOR: The Employer shall be responsible for all functions assigned or reserved to it under the Plan and Trust Agreement, including the right to remove or replace any of the Trustees. Any authority assigned or reserved to the Employer under the Plan and Trust Agreement, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors, and shall become effective, with respect to the Trustees, upon written notice to the Trustees signed by the President, Treasurer or Secretary of the Employer (or if the Employer is not a corporation, by any person having comparable legal authority to act for and bind the Employer) advising the Trustees of such exercise.
            (c) THE EMPLOYER, AS PLAN ADMINISTRATOR: The Employer, in its capacity as Plan Administrator, shall be the Named Fiduciary responsible for the administration and operation of the Plan; provided, however, that the Employer reserves the right to delegate such responsibilities as provided in
Article XVII.

     16.02  ALLOCATION OF RESPONSIBILITIES AMONG NAMED FIDUCIARIES
            (a) TRUSTEES: The Trustees shall have exclusive responsibility for the control and management of the assets of the Fund, as provided in the Trust Agreement.
            (b) PLAN ADMINISTRATOR: The Plan Administrator shall have responsibility and authority, exercisable in its sole discretion, to control the operation and administration of the Plan in accordance with the terms of the Plan and Trust Agreement, including, without limiting the generality of the foregoing, (1) all functions assigned to the Plan Administrator under the terms of the Trust Agreement; (2) all functions assigned to the Plan Administrator under the terms of the Plan; (3) determination of benefit eligibility and amount and certification thereof to the Trustees; (4) hiring of persons to provide necessary services to the Plan; (5) issuance of directions to the Trustees to pay any fees, taxes, charges or other costs incidental to the operation and management by the Plan Administrator; (6) issuance of directions to Trustees as to the amount of cash to be held uninvested in the Fund; (7) the preparation and filing of all reports required to be filed by the Plan with any government agency; (8) compliance with all disclosure requirements imposed by state or federal law;
and (9) maintenance of all records of the Plan other than those required to be maintained by the Trustees.
            (c) PLAN SPONSOR: The Employer shall have the authority and responsibility for (1) the design of the Plan, including the right to amend the Plan or the Trust Agreement; (2) the qualification under applicable law of the Plan and Trust, any amendments thereto, and any document relating thereto; (3) the funding of the Plan including, in its discretion, the appointment of an Investment Manager in accordance with Section 22.01; (4) the designation of all Named Fiduciaries as provided in the Plan and the Trust Agreement; and (5) the exercise of all other fiduciary functions provided in the Plan or in the Trust Agreement or necessary to the operation of the Plan except such functions as are specifically assigned to other Named Fiduciaries pursuant to the Plan or Trust Agreement.

     16.03   NO JOINT FIDUCIARY RESPONSIBILITIES
             This Article XVI is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust Agreement. Whenever one Named Fiduciary is required by the Plan or Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.
     16.04  ADVISOR TO NAMED FIDUCIARY
            A Named Fiduciary may employ one or more persons to render advice concerning any responsibility allocated to such Named Fiduciary under the Plan or Trust Agreement.

                                   Article XVII

                              ADMINISTRATION OF PLAN

     17.01  APPOINTMENT OF COMMITTEE
            The Employer may appoint a Committee to act as its agent in performing the duties of the Plan Administrator. Should the Employer assume the responsibility of Plan Administrator directly, the administrative responsibilities set forth in this Article shall be exercised by the Board of Directors.

     17.02  MEMBERS OF COMMITTEE
            The members of the Committee may be officers or Employees of the Employer or others, all of whom shall serve at the pleasure of the Employer and, if full-time Employees of the Employer, without compensation.

     17.03  SIZE OF COMMITTEE
            The size of the Committee shall be as established by the Board of Directors, but in no event shall it be less than two members.

     17.04  RESIGNATION OF COMMITTEE MEMBERS - RELIANCE BY TRUSTEES
            Any member of the Committee may resign by delivering his written resignation to the Board of Directors and to the Committee, and such resignation shall become effective upon the date it is received by the Board of Directors. Vacancies created by resignation, death or other cause may be filled by the Board of Directors or the assigned responsibilities may be reabsorbed or delegated by the Employer. Whenever a member of the Committee is so appointed, the President, Treasurer or Secretary of the Employer (or if the Employer is not a corporation, any person having comparable legal authority to act for and bind the Employer) shall advise the Trustees in writing of the name or names of the person or persons so appointed, and the Trustees may assume that such person or persons shall continue in office until advised differently in the same manner. Whenever the Trustees must or may act upon the direction or approval of the Plan Administrator, the Trustees may act upon written communication signed by any member of such Committee, or any agent appointed in writing by all members of such Committee to act on the Plan Administrator's behalf, and the authority of any such agent shall be deemed to continue until revoked in writing. The Trustees shall not be responsible for failure to act without such a communication.

     17.05  POWERS AND DUTIES OF COMMITTEE
            All interpretations of the Plan, and questions concerning its administration and application, shall be determined by the Committee and such determination shall be binding on all persons unless the Committee is overruled by the Employer. A majority vote of the Committee shall be sufficient in all cases. However, any action taken or instructions given by the Committee shall not discriminate in favor of officers, shareholders, or highly compensated employees.

     17.06  BOOKS AND RECORDS
            The Employer and those to whom the Employer has delegated fiduciary duties shall keep a record of all their proceedings and actions, and shall maintain all such books of account, records, and other data as shall be necessary for the proper administration of the Plan and to meet the disclosure and reporting requirements of ERISA.

     17.07  INDEMNIFICATION FOR LIABILITY
            The Employer shall indemnify the Committee and all those to whom the Employer has delegated fiduciary duties against any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan, unless the same is determined to be due to gross negligence or willful misconduct.

     17.08  ANNUAL VALUATIONS
            The Trustees shall make the annual valuations of the assets and liabilities of this Plan and shall certify such valuation to the Committee and the Employer.

                                 Article XVIII

                      PARTICIPANTS' PROCEDURE FOR CLAIMS

     18.01  CLAIMS PROCEDURE
            Claims for benefits under the Plan shall be filed with the Plan Administrator, on forms to be supplied by the Committee, with a duplicate to the Committee. Written notice of the disposition of a claim shall be furnished to the claimant within 30 days after the application therefor is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.

     18.02  CLAIMS REVIEW PROCEDURE
            Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit, or feels aggrieved by any other action of the Plan Administrator, the Employer, or the Trustees under the Plan shall be entitled upon request to receive a full and clear statement of the reasons for the action if not previously furnished. If the claimant wishes further consideration of his position, he may obtain a form from the Plan Administrator on which to request a hearing. Such form, together with a written statement of the claimant's position, shall be filed with the Plan Administrator no later than 90 days after receipt of the written notification provided for above.

The Plan Administrator shall schedule an opportunity for a full and fair hearing of the issue within the next 30 days. The decision following such hearing shall be made within 30 days and shall be communicated in writing to the claimant.

                                     Article XIX

                                TOP-HEAVY PROVISIONS
     19.01  GENERAL
            In the event, for any Plan Year commencing after December 31, 1983, this Plan is determined to be a Top-Heavy Plan (as defined below and in Code
Section 416), then the provisions of this Article XIX shall immediately take effect and supersede any and all inconsistent provisions contained in this Plan.

     19.02  DEFINITIONS; SPECIAL RULES
            For purposes of this Article XIX, the following definitions and special rules shall apply:
            (a) "TOP-HEAVY PLAN" means this Plan for any Plan Year, if, as of the Determination Date (as defined below),
                (1) the sum of the Account balances for all Key Employees (as defined below) covered by this Plan exceeds sixty percent (60%) of the same sum for all Employees covered by this Plan; or
                (2) the Plan is included in an Aggregation Group (as defined below) and such group is part of a TopHeavy Group (as defined below).
            If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, the present value of such Participant's accrued benefit shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this plan is a Top-Heavy

Group). In addition, for Plan Years beginning after December 31, 1984, if a Participant or former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy Plan.
            (b) "DETERMINATION DATE" means the date for determining whether this Plan is a Top-Heavy Plan for any Plan Year, which date shall be the last day of the preceding Plan Year; except that in the case of the initial Plan Year, the date shall be the last day of such Plan Year.
            (c) "KEY EMPLOYEE" means any Employee or former Employee in the Plan who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was:
                (1) an officer (as defined below) of the Employer having
     Section 415 Compensation from the Employer greater than 50 percent of $90,000 or such other amount as may be in effect from time to time as prescribed by the Secretary of the Treasury as the limitation specified in
     Section 415(b)(1)(A) of the Code (the "Section 415 amount"); or
                (2) one of the ten Employees having Section 415 Compensation from the Employer in excess of the Section 415 amount and owning one of the ten largest interests) in the Employer; or

                (3) a person owning a five percent (5%) interest in the Employer; or
                (4) a person owning a one percent (1%) interest in the Employer, and having a Section 415 Compensation from the Employer of more than $150,000.

For purposes of the foregoing definition, a beneficiary of a Key Employee (who is not a Key Employee in his own right) shall be considered a Key Employee for a period not to exceed the fifth Plan Year after the death of the deceased Key Employee or the applicable lesser period if the deceased Key Employee was determined to be a Key Employee with respect to a position held in one of the four Plan Years preceding the Plan Year of his death.
            (d) For purposes of paragraph (c) above,
                (1) an "Officer" means an administrative executive, engaged by the Employer for regular and continued service, who has decision-making authority. The maximum number of Employees who shall be considered Officers for purposes of determining which Participants are Key Employees shall be for any Plan Year,
                    (A) if the Employer (including all employers in an
            Aggregation Group) employs no more than thirty (30) persons, then no more than three (3) individuals shall be treated as Key Employees by virtue of their status as Officers; or

                    (B) if the Employer (including all employers in an
             Aggregation Group), employs more than thirty (30) but less than five hundred (500) persons, then no more than ten percent (10%) of those persons shall be treated as Key Employees by virtue of their status as Officers; or
                    (C) if the Employer (including all employers in an
             Aggregation Group), employs five hundred (500) or more persons, then no more than fifty (50) persons shall be treated as Key Employees by virtue of their status as Officers.
                 (2) For purposes of determining percentage ownership, ownership of stock shall include stock which is considered owned pursuant to the attribution rules contained in Code Section 318 as amended for use with Code Section 416, as well as stock owned by the Employee in his own name.
                 (3) For purposes of determining whether an Employee has
     Section 415 Compensation in excess of $150,000, compensation from each entity required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account. Such aggregation rules shall not apply to determining ownership in the Employer.
                 (4) For purposes of subparagraph (c)(2) above, if two Employees have the same interest in the Employer, the Employee having the greater Top-Heavy

     Compensation from the Employer shall be deemed to own a larger interest in the Employer.
                 (5) Section 415 Compensation shall include any amount which is contributed by the Employee pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Section 125, 402(a)(8), 402(h) or 403(b) of the Code.
             (e) "NON-KEY EMPLOYEE" means any Employee, or former Employee
(or Beneficiary thereof) who terminated his employment within the four preceding Plan Years, not included in the definition of Key Employee.
             (f) "AGGREGATION GROUP" means a group of two (2) or more plans (including any plan which was maintained by the Employer during the current or four preceding Plan Years) with which the Plan is aggregated, according to the following rules:
                 (1) The Plan shall be required to be included in an Aggregation Group with all other plans maintained by the Employer (including any plans which terminated within the 5-year period terminating on the Determination Date) if,
                     (A) the Plan, or any other plan maintained by the
             Employer, covers a Participant who is a Key Employee, or

                     (B) the Plan, or any other plan maintained by the
             Employer, enables a plan covering a Key Employee to meet the coverage and nondiscrimination requirements contained in Code Sections 401(a)(4) or 410.
                 (2) In order to avoid the effect of topheaviness and the imposition of the provisions of this Article XIX, the Plan may be included in an Aggregation Group if,
                     (A) the Plan satisfies the requirements of Code Sections
             401(a)(4) and 410 when considered together with the other qualified retirement plans maintained by the Employer which are a part of the Aggregation Group, and
                     (B) the benefits under the Plan are comparable to those
             benefits offered by the other plans in the Aggregation Group.

             (g) "TOP-HEAVY GROUP" means any Aggregation Group of which this Plan is a member if the sum of (i) the present value of the accumulated accrued benefits for all Key Employees under all defined benefit plans contained within the Aggregation Group, and (ii) the account balances for all Key Employees under all defined contribution plans contained within the Aggregation Group, exceeds sixty percent (60%) of the same sum as determined for all participants in all plans contained within the

Aggregation Group. The account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.
             (h) For purposes of paragraph (g) above, the "present value of the accumulated accrued benefits" for any participant in any defined benefit plans contained within the Aggregation Group shall be determined,
                 (1) as of the most recent valuation date which is within a twelve (12) month period ending on the Determination Date;
                 (2) as if the participant terminated service as of the valuation date referenced in clause (1) above, which valuation date shall be the same as that which is used in order to compute plan costs for minimum funding requirements;
                 (3) shall equal the sum of the participant's accrued benefit determined by including all distributions made to the participant or his beneficiary (A) within the plan year that includes the Determination Date, and (B) within the four (4) preceding plan years; and
                 (4) for a Participant other than a Key Employee, by using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C); and
                 (5) by employing the following actuarial assumptions:
                     (A) each participant has voluntarily terminated service
            with the Employer;
                     (B) a projected increase in the cost of living may be
            employed;
                     (C) the interest and mortality assumptions set forth in
            the first sentence of Section 1.02 hereof (unless otherwise provided in the defined benefit plan);
                     (D) each participant's spouse shall be assumed to have the same age as the participant;
                     (E) benefits are payable at normal retirement age, or at
            attained age if later;
                     (F) non-proportional subsidized early retirement
            benefits and other subsidized benefit options shall be taken into account, and such benefits shall be deemed to commence at the age of the participant when they are most valuable; and
                     (G) all actuarial assumptions for all plans in an
            Aggregation Group shall be the same.

             (i) For purposes of this Article, the Account balance of any Participant as of the Determination Date shall be determined;
                 (1) as of the most recent valuation date which is within a twelve (12) month period ending on the Determination Date, and
                 (2) increased for contributions due as of the Determination Date which are required to be taken into account under Section 415 of the Code and the Regulations thereunder.

             (j) Distributions, rollovers, and transfers will be taken into account in accordance with Section 416 of the Code and the Regulations thereunder.
             (k) Deductible employee contributions will not be taken into account in determining whether a plan is a Top-Heavy Plan or part of a Top-Heavy group.

     19.03  MINIMUM BENEFITS
            (a) For each year that the Plan is a Top-Heavy Plan, each Non-
Key Employee who is a Participant in the Plan and who has not been separated from service with the Employer at the end of the Plan Year shall be allocated a minimum contribution (exclusive of Social Security integration), which, when expressed as an annual contribution, shall be three percent (3%) of each Non-Key Employee's Section 415 Compensation during any Plan Year; provided, however, the minimum percentage contribution shall not exceed the largest percentage contribution on behalf of any Key Employee. If, in any Plan

Year a Non-Key Employee is a Participant in both this Plan and a defined benefit plan included in a Top Heavy Group, five percent (5%) shall be substituted for three percent (3%) above. The minimum contribution specified in this Section 19.03 shall not be provided in any Plan Year if the Employer maintains another qualified retirement plan which provides a minimum contribution of benefit meeting the requirements of Section 416(c) of the Code for all Non-Key Employees who are Participants in this Plan.
            (b) The minimum contribution described in paragraph (a) shall be provided to a Non-Key Employee regardless of whether (1) he would not otherwise participate in the Plan because his Section 415 Compensation is below any stated amount; (2) he declined to make a mandatory contribution or other elective contribution; or (3) fails to accrue a Year of Service for the Top-Heavy Plan Year.
            (c) For Plan Years beginning after December 31, 1988, Elective Deferrals and Matching Contributions made by or on behalf of a Non-Key
Employee shall not be taken into account in determining whether the requirements of this Section 19.03 has been satisfied.

     19.04  COMPENSATION LIMITATION
            (a) For any Plan Year beginning before January 1, 1989, in which the Plan is a Top-Heavy Plan or part of a Top-Heavy Group, only the first $200,000 of a Participant's Section

415 Compensation shall be included for the purposes of determining such Participant's contribution under the Plan; provided, however,
                (1) Section 415 Compensation in excess of $200,000 may be included for purposes of determining a Participant's contributions under the Plan, if such contribution under the Plan was made prior to the Plan becoming a Top-Heavy Plan or part of a Top-Heavy Group; and
                (2) the $200,000 limit on Section 415 Compensation may be automatically increased in accordance with cost-of-living increases pursuant to the regulations promulgated under Code Section 416.
            (b) For Plan Years beginning after December 31, 1988, the rules contained in the last paragraph of Section 1.15 (related to the $200,000 limitation and family aggregation) shall be applied in computing a Participant's Section 415 Compensation for purposes of this Article.

     19.05  VESTING REQUIREMENTS
            (a) Whenever the Plan is determined to be a Top-Heavy Plan or part of a Top-Heavy Group, the following vesting schedule shall be employed:

                  FULL YEARS OF                     VESTED
                     SERVICE                      PERCENTAGE
                 ---------------                 ------------
                  Less than one                      NONE
                  One but less than two               20%
                  Two but less than three             40%
                  Three but less than four            60%
                  Four but less than five             80%
                  Five or more                       100%

            (b) Whenever this Plan ceases to be a Top-Heavy Plan, or part of a Top-Heavy Group, the vesting schedule may then revert back to any other schedule employed in this Plan; provided, however,
                (1) any portion of the Account balance of any Participant that was nonforfeitable before the Plan ceased to be either a Top-Heavy Plan or part of a Top-Heavy Group must remain nonforfeitable; and
                (2) any Participant with three (3) or more Years of Service shall be afforded the opportunity to continue under the foregoing vesting schedule.

     19.06  AGGREGATE LIMIT ON BENEFITS AND CONTRIBUTIONS FOR KEY
EMPLOYEES
            (a) For purposes of this Article XIX, whenever the Plan is determined to be a Top-Heavy Plan or a member of a Top-Heavy Group, the following changes concerning the applicable limitations on benefits and contributions for Key Employees participating in the Plan or in any other Employer-sponsored plans, all of which are part of a Top-Heavy Group, shall take effect.
                (1) "1.0" shall be substituted for "1.25" in the denominators of the fractions used in computing the aggregate limit pursuant to Section 5.05; and
                (2) "$41,500" shall be substituted for "$51,875" in the transition fraction for any defined contribution plan.

            (b) Notwithstanding the provisions of paragraph (a) above, whenever this Plan is determined to be a Top-Heavy Plan or a member of a Top-Heavy Group, if the sum of (i) the Account balances for Key Employees in this Plan plus (ii) the sum of the account balances for Key Employees in all other defined contribution plans in a Top-Heavy Group of which this Plan is a member plus (iii) the sum of the present values of the accumulated accrued benefits for Key Employees in all defined benefit plans in a Top-Heavy Group of which this Plan is a member, does not exceed ninety percent (90%) of the same total for all Participants, and an extra minimum contribution is provided to all Non-Key Employees by substituting either four percent (4%) for three percent (3%) or seven and one-half percent (71%) for five percent (5%), as the case may be, in Section 19.03(a) above, then the fractions used in computing the aggregate limit pursuant to Section 5.05 of any defined benefit plan and the transition fraction for this defined contribution plan shall both be computed as if this Plan were not a Top-Heavy Plan nor a member of a Top-Heavy Group.

                                   Article XX

                             INTENTIONALLY OMITTED

                                 Article XXI

                    QUALIFIED CASH OR DEFERRED ARRANGEMENT

     21.01  GENERAL
            A qualified cash of deferred arrangement within the meaning of
Section 401(k) of the Code is hereby established as part of this Plan, and shall be administered in accordance with the terms of this Article XXI.

     21.02  DEFINITIONS
            For purposes of this Article XXI, the following terms shall have the meanings set forth below:
            (a) "ARRANGMENT" means the cash or deferred arrangement established by this Article XXI.
            (b) "ARRANGEMENT ACCOUNT" means a separate account record maintained by the Trustees and the Plan Administrator. The Arrangement Account shall consist of up to three subaccounts which shall reflect the amount of the Elective Deferrals, Qualified Matching Contributions and Qualified Nonelective Contributions made by or for the Participant, as well as the Fund earnings, appreciation or depreciation, gains or losses thereon.
            (c) "ACTUAL DEFERRAL PERCENTAGE" means with respect to the group of Eligible Employees who are Highly Compensated Employees and Non-Highly Compensated Employees (calculated separately for each group) the average (expressed as a percentage) of the Deferral Percentages of the Participants in each group for the Plan Year. For Plan Years beginning after December 31, 1988, the Actual Deferral Percentage for each group shall be calculated to the nearest one-hundredth of one percent.

            (d) "DEFERRAL PERCENTAGE" means the ratio (expressed as a percentage) of (1) the Elective Deferrals, Qualified Nonelective Contributions (if any) and Qualified Matching Contributions (if any) allocated to the Arrangement Account of a Participant eligible to receive such allocations (other than those Elective Deferrals, Qualified Matching Contributions or Qualified Nonelective Contributions which the Employer elects to take into account in computing the contribution percentage test in Section 12.02), to (2) such Participant's Compensation for that Plan Year. For purposes of determining the Deferral Percentage, the following additional rules shall apply:
                (i) If any Highly Compensated Employee is a participant in two or more cash or deferred arrangements (described in Section 401(k) of the Code) of the Employer or an Affiliated Employer, the Elective Deferrals of such Employee, and the Employer Nonelective Contributions and Qualified Matching Contributions allocated to such Employee, under all such arrangements shall be aggregated to determine such Participant's Deferral Percentage. For Plan Years beginning after December 31, 1988, this paragraph shall be applied to cash or deferred arrangements with different plan years by treating all such arrangements ending within the same calendar year as a single arrangement.
                (ii) If two or more plans (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) which include cash or deferred arrangements are considered one plan for the purposes of Sections 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement.
                (iii) For purposes of determining the Deferral Percentage for a Highly Compensated Employee who is either a 5% Owner (as defined in Section 19.02(c)(3)) or is one of the ten Highly Compensated Employees paid the greatest Section 415 Compensation during the Plan Year, the Elective Deferrals, Qualified Matching Contributions, Qualified Nonelective Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Matching Contributions, Qualified Nonelective Contributions and Compensation of Family Members. Such Family Members shall be disregarded in determining the Actual Deferral Percentage for the Non-Highly Compensated Employees, except that if Regulations so provide, the family aggregation provided by this paragraph shall be, limited to Family Members who are Highly Compensated Employees (without regard to this sentence), if such limitation would produce a greater Deferral Percentage for the family group as so limited.
            (e) "ELECTIVE DEFERRALS" means any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in section 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.
            (f) "ELIGIBLE EMPLOYEE" means any Employee who, in any Plan Year, is eligible under the terms of this Plan to make Elective Deferrals or participate in Qualified Matching Contributions or Qualified Nonelective Contributions to the Plan for such Plan Year, regardless of whether such Employee actually participates in the Plan.
            (g) "FAMILY MEMBER" means with respect to an Employee, such Employer's spouse, lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.
            (h) "HIGHLY COMPENSATED EMPLOYEE" means any Highly Compensated active or former Employee. A Highly Compensated active Employee is any active Employee who, during the "determination year" or "look back year":
                (i) was at any time a "five percent owner" as defined in
     Section 19.02(c)(3) and (d)(2).
                (ii) received Section 415 Compensation from the Employer or Affiliated Employer in excess of $75,000 (or such higher amount as may be prescribed by the Secretary of the Treasury).
                (iii) received Section 415 Compensation from the Employer of Affiliated Employer in excess of $50,000 (or such higher amount as may be prescribed by the Secretary of the Treasury) and was in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty (20) percent of the Employees when ranked on the basis of Section 415 Compensation paid during the Plan Year.
                (iv) was at any time an officer (as defined in Section 19.02(d)(1)).

           Notwithstanding the foregoing, in the case of the "determination year," an Employee not described in clauses (ii), (iii) or (iv) for the "look-back year" (without regard to this paragraph) shall not be a Highly Compensated Employee unless the Employee is a member of the group consisting of the 100 Employees paid the greatest Section 415 Compensation during the "determination year". The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.
           The determination of Section 415 Compensation shall be based only on the Section 415 Compensation which is actually paid and shall include any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections
125, 402(a)(8), 402(h) or 403(b) of the Code.

           A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the employee's 55th birthday.
                (i) "INCOME" means the income allocable to the "excess amount" which shall equal the sum of the allocable gain or loss for the "computation period" and the allocable gain or loss for the period between the end of the computation period and the date of distribution ("gap period"). The income allocable to the excess amount for the computation period and the gap period is calculated separately and is determined by multiplying the income allocable to the "applicable account balance" for the computation period or the gap period by a fraction. The numerator of the fraction is the excess amount for the computation period or gap period, as the case may be. The denominator of the fraction is the total applicable account balance as of the end of the computation period or the gap period, reduced by the gain allocable to such total amount for the computation period or the gap period and increased by the loss allocable to such total amount for the computation period or the gap period.
           For purposes of this Subsection:

               (1) "Excess amount" means: For purposes of Section 21.06(a), Excess Deferrals; for purposes of Section 21.06(b), Excess Contributions; and for purposes of Section 12.02, Excess Aggregate Contributions.
               (2) "Computation period" means: For purposes of
     Section 21.06(a), the taxable year of the Participant; and for purposes of
     Section 21.06(b) and 12.02(d), the Plan Year.
               (3) "Applicable account balance" means: For purposes of Section 21.06(a), the Participant's Elective Deferral subaccount; for purposes of
     Section 21.06(b), the Participant's Elective Deferral subaccount, and, if applicable, his Qualified Nonelective Contribution subaccount or Qualified Matching Contribution subaccount; and for purposes of Section 12.02(d), the Participant's Voluntary Contribution Account, as well as his Elective Deferral subaccount or Qualified Nonelective Contribution subaccount which the Plan Administrator elects to take into account pursuant to Section 12.02(c)(1).
           In lieu of the "fractional method" described above, a "safe harbor method" may be used to calculate the allocable Income for the gap period.
Under such "safe harbor method," ten percent (10%) of the Income allocable to excess amounts for the calendar months in the gap period multiplied by the number of calendar months in the gap period. For purposes of determining the number of calendar months in the gap period, a distribution occurring on or before the fifteenth day of the month shall be treated as having been made on the last day of the preceding month and a distribution occurring after such fifteenth day shall be treated as having been made on the first day of the next subsequent month.
           Income allocable to any distribution of Excess Deferrals on or before the last day of the taxable year of the Participant shall be calculated from the first day of the taxable year of the participant to the date on which the distribution is made pursuant to either the "fractional method" or the "safe harbor method."
                (j) "NONHIGHLY COMPENSATED EMPLOYEES" means the Eligible Employees who are not Highly Compensated Employees.
                (k) "QUALIFIED MATCHING CONTRIBUTION" means an Employer contribution, determined in accordance with Section 21.03(b) of the Plan, which is allocated solely to the Arrangement Account of those Participants who make Elective Deferrals pursuant to this Article XXI.
                (l) "QUALIFIED NONELECTIVE CONTRIBUTION" means Employer contributions designated for allocation to Arrangement Accounts.

     21.03  OPERATION OF THE ARRANGEMENT
            (a) ELECTIVE DEFERRALS. By written notice to the Committee on or before the first day of any Plan Year, any Eligible Employee shall be entitled to defer a portion of his Compensation for the Plan Year of the designation and request that such amount be contributed by the Employer to the Fund and credited as an additional Employer contribution on behalf of such Participant. Such contribution shall be made by the

Employer no later than twelve months after the close of the Plan Year of the designation, or by such earlier date as may be required by final regulations promulgated by the Secretary of Labor. The contribution may be paid by payroll deductions. Any amount contributed under this Arrangement shall be invested as part of the Investment Fund; provided, however, that an Arrangement Account shall be established therefor.
            (b) QUALIFIED MATCHING CONTRIBUTIONS. The Employer may, but is not obligated to, make a Qualified Matching Contribution for each Plan Year for which Elective Deferrals have been made, subject to the limitations of Section 21.06(b) of the Plan. Such contribution shall be made by the Employer no later than the time prescribed in paragraph (a) hereof for making Elective Deferrals. The amount of the Employer Matching Contribution and the allocation thereof to the Participants' Arrangement Accounts shall be determined by the Board of Directors by resolution adopted no later than the time prescribed for making such contributions. The Qualified Matching Contributions shall be allocated to each Participant in the same proportion that his Elective Deferrals for the Plan year bears to the total Elective Deferrals for all Participants for such Plan Year.

     21.04  NONFORFEITURE
            A Participant's rights to his Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions and any other amounts in his Arrangement Account shall at all times be nonforfeitable, and the Arrangement Account shall not be considered in applying the vesting schedules set forth in Article IX of the Plan.

     21.05  DISTRIBUTION
            (a) A Participant's Arrangement Account shall be distributed to him, or on his behalf, at the time and in the same manner as distribution of the Participant's Regular Account is made pursuant to Article VI (Retirement),
Article VII (Death), Article VIII (Disability), Article IX (Termination of Employment) or termination of the Plan without establishment of another deferred contribution plan; provided that in the event of a distribution pursuant to Article IX, the Arrangement Account shall be vested in its entirety, as provided in Section 21.04 above, and provided further, that distribution on account of termination of the Plan may be made only if neither the Employer or Affiliated Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code). If the Participant has no interest in the Fund other than his Arrangement Account, his Arrangement Account shall be deemed to be his Account for purposes of the provisions of this Plan referred to in the preceding sentence. Distributions shall also be permitted as provided in paragraphs (b) and (c) of this Section 21.05.
            (b) A distribution of all or a portion of a Participant's Arrangement Account may be made due to financial hardship, which shall be an immediate and heavy financing need of the Participant which cannot be satisfied with funds from other sources that are reasonably available to the Participant. The determination of hardship shall be made by the Plan Administrator based on uniform, non-discriminatory standards to be established by the Plan Administrator. Notwithstanding the preceding sentence, for distribution in Plan Year beginning after December 31, 1988, a Participant shall be considered to have an immediate and heavy financial need if the distribution is made on account of:
                (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or any of his dependents (as defined in Section 152 of the Code);
                (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;
                (3) Payment of tuition for the next semester of post-secondary education for the Participant, his spouse, children, or dependents;
                (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or
                (5) Any other need which the Secretary of the Treasury deems to be an immediate and heavy financial need in accordance with Regulations.

            In no event shall any hardship determination be made without submission of a written statement of the Participant stating the nature of the financial hardship and the amount required, and certifying that such funds are not reasonably available to the Participant from other sources. The statement shall contain such other facts required by the Plan Administrator, including, for distributions in Plan Years beginning after December 31, 1988, representations that the financial need cannot be relieved:
                (1) Through reimbursement or compensation by insurance or otherwise,
                (2) By reasonable liquidation of the Participant's assets (including assets of his spouse or married children, if reasonably available), to the extent such liquidation would not itself cause an immediate and heavy financial need,
                (3) By cessation of Elective Deferrals under the Plan, or
                (4) By obtaining any other available distributions from plans maintained by the Employer or Affiliated Employer, or by borrowing from commercial sources on reasonable commercial terms.
            (c) A Participant's Arrangement Account may also be distributed upon:
                1. The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.
                2. The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if such corporation continues to maintain this plan, but only with respect to employees who continue employment with such subsidiary.

     21.06  LIMITATIONS
            (a) (1) Effective January 1, 1987, no Employee shall be permitted to make Elective Deferrals during any calendar year in excess of $7,000, or such higher amount as prescribed by the Secretary of the Treasury pursuant to Section 402(g) of the Code. In the event the foregoing limitation is exceeded, the Plan Administrator shall direct the Trustee to distribute the Excess Deferrals (as defined below), and any Income allocable to the Excess Deferrals, to the Participant not later than April 15th following the close of the Participant's taxable year.
                (2) In the event that a Participant is also a participant in
     (A) another qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), (B) a simplified employee pension (as defined in
     Section 408(k) of the Code), or (C) a salary reduction arrangement (within the meaning of Section 3121(a)(5)(D) of the Code) and the elective deferrals, as defined in Section 402(g)(3) of the Code, made under such other arrangements) and this Plan cumulatively exceed $7,000 (or such higher amount as may be prescribed by the Secretary of the Treasury) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Plan Administrator in writing of such Excess Deferrals and request that his Elective Deferrals under this Plan be reduced by an amount specified by the Participant. Any Excess Deferral (and any Income allocable thereto) shall then be distributed in the same manner as provided in paragraph (1) of this subsection (a).
                (3) "Excess Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the plan.
            (b) Allocations to a Highly Compensated Employee's Arrangement Account shall be limited to each Plan Year so that one of the following tests are satisfied:
                (1) The Actual Deferral Percentage for the Eligible Employees who are Highly Compensated Employees shall not be more than the Actual Deferral Percentage of the Eligible Employees who are Compensated Employees multiplied by 1.25, or (2) The excess of the Actual Deferral Percentage for the Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage for the Eligible Employees who are Non-Highly Compensated Employees shall not be more than two percentage points. Additionally, the Actual Deferral Percentage for the Eligible Employees who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the Eligible Employees who are Non-Highly Compensated Participants multiplied by 2. The provisions of
     Section 401(k)(3) of the Code and Regulation Section 1.401(k)-l(b) are incorporated herein by reference.
            However, in order to prevent the multiple use of the alternative method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Employees eligible to make Elective Deferrals and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer, shall have his Actual Contribution Ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.
            (c) Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions shall be treated as Employer contributions for purposes of the limitation on Annual Additions contained in Section 5.05 and the requirement that Employer contributions be deductible in Section 4.01 of the Plan.
            (d) In order to enable at least one of the tests in subsection (b) to be satisfied for any Plan Year, the Plan Administrator may adjust the plan contributions in accordance with one or more of the following options:

                (1) Within twelve months after the end of the Plan Year, the Employer may make a Qualified Nonelective Contribution on behalf of the Non-Highly Compensated Employee in order to satisfy one of the limitations in paragraph (b). The Qualified Nonelective Contribution shall be allocated to Arrangement Accounts for all eligible Non-Highly Compensated Employees in the ratio that each such Employee's Compensation bears to the total Compensation of all eligible Non-Highly Compensated Employees.
                (2) (A) The Plan Administrator may distribute the Excess
            Contributions (as defined below and determined in accordance with Section 1.401(k)-l(f)(2) of the Regulations) of the Highly Compensated Employee, and the Income allocable to such portion, to such Highly Compensated Employee on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year. (Distributions made after the aforementioned 21 month period will be subject to a ten percent (10%) excise tax pursuant to Section 4979 of the Code.) The Excess Contributions shall be distributed to the Highly Compensated Employees, beginning with the Highly Compensated Employee with the highest Deferral Percentage, until one of the tests set forth in subsection (b) is satisfied. Excess Contributions with respect to the Plan shall be determined after the determination of any Excess Deferrals.

                (B) Excess Contributions shall be distributed from the Participant's Elective Deferral subaccount and Qualified Matching Contribution subaccount (if applicable) in proportion to the participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in computing the Participant's Deferral Percentage) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Nonelective Contribution subaccount only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral subaccount and Qualified Matching Contribution subaccount.
                (C) "Excess Contributions" means, with respect to any Plan Year, the excess of:
                    (i) The aggregate amount of contributions actually taken
            into account in computing the Deferral Percentages of Highly Compensated Employees for such Plan Year, over
                    (ii) The maximum amount of such contributions permitted by the limitation in subsection (b) (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Deferral Percentages, beginning with the highest of such percentages).
                (3) Any Excess Contribution or portion thereof (but not in excess of the Participant's Elective Deferrals) and the Income allocable thereto which would otherwise be distributed to him may be recharacterized as a Voluntary Employee Contribution under Section 12.01 hereof, provided such recharacterization does not cause the limitations contained in Section
     12.02 to be exceeded, and provided further that such recharacterization shall occur no later than two and one-half months after the close of the Plan Year to which the recharacterization so relates. The recharacterization shall be deemed to have occurred on the date on which the last Highly Compensated Employee with Excess Contributions to be recharacterized is notified of the recharacterization and the tax consequences thereof. Recharacterization shall be permitted only in accordance with Section 1.401(k)-l(f)(3) of the Regulations.
            (e) The treatment of Elective Deferrals, Qualified Matching Contributions, Qualified Nonelective Contributions, Excess Contributions, Excess Deferrals and the determination of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed in Regulations.
            (f) The Employer shall maintain adequate records to demonstrate compliance with the limitations of this Section 21.06.

     21.07  EFFECTIVE DATE
            This Article shall be effective for Plan Years beginning after December 31, 1986, except as otherwise noted.

                                Article XXII

                                MISCELLANEOUS

     22.01  INVESTMENT MANAGER
            As mentioned in Section 16.02(c), the Employer may appoint an Investment Manager, who will be authorized to retain and consult with accountants, actuaries and other professionals in the discharge of his responsibilities. The Investment Manager shall be charged with management of the assets of the Trust, including the power to direct the acquisition and disposition of any such assets. The Investment Manager shall serve at the pleasure of the Employer but may resign by written notice submitted to the Employer.

     22.02  PARTICIPANTS' RIGHTS
            Except as may be specifically provided by law, neither the establishment of this Plan and the Trust, nor any modification thereof, nor the creation of any fund or account, nor the issuance of any Insurance Policy, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or employee thereof, or the Trustees, or the Investment Manager, or the Insurer, except as provided herein, in the Trust Agreement or by the terms of an Insurance Policy. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected hereby; provided, however, that in no event may a Participant be divested of any nonforfeitable benefit he is eligible to receive under the Plan.

     22.03  GENDER AND NUMBER
            For purposes of this Plan and the Trust Agreement, the singular form shall include the plural (and vice versa) and the masculine gender shall include the feminine and neuter genders, as the context may require.

     22.04  BENEFICIARY DISABILITY
            In the event any person to whom benefit payments are due or payable hereunder shall be unable to care for his affairs because of illness or accident, any such payment may be made, unless prior claim shall have been made by a duly qualified guardian or other legal representative, to the spouse, parent, brother, sister or other person deemed by the Plan Administrator to have incurred expense for such person and on such terms as the Plan Administrator may impose. Any such payment and any payment to a Participant or Beneficiary or to his legal representative made pursuant to the provisions hereof shall, to the extent thereof, be in full satisfaction of all claims arising hereunder against this Plan, the Trust, the Trustees, the Plan Administrator, the Employer, or any of them.

     22.05  LEGAL ACTIONS
            Except as may be specifically provided for by law, in any action or proceeding involving the Trust, or any property constituting part or all thereof, or its administration, the Employer, the Investment Manager, and the Trustees shall be the only necessary parties. No Participant or other person shall have recourse toward the satisfaction of any benefit accrued under this Plan other than from the Fund.

            Except as may be specifically provided for by law, any final judgment (if not appealed or appealable) that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in the Trust or under the Plan.

     22.06  CONSTRUCTION OF PLAN
            This Plan shall be construed according to the laws of the State of Ohio, and all provisions hereof shall be administered according to the laws of such state, except to the extent preempted by ERISA or other federal law.
            IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officers and its corporate seal to be affixed hereto on the day and date first above written.

                                           RESOURCE AMERICA, INC.

                                           By: /S/ Francis J. Bagnell
                                               ----------------------
                                               (Vice) President


                                       Attest: /s/ Michael L. Staines
                                               ----------------------
                                               (Assistant) Secretary


                                                  [Corporate Seal]